UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Empire Petroleum Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

May 1, 2023

LETTER FROM THE CHAIRMAN OF THE BOARD

TO OUR STOCKHOLDERS

On behalf of Empire’s Board of Directors, I am pleased to invite you to our Annual Meeting of Stockholders on June 9, 2023. The attached Proxy Statement contains important information about the business to be conducted at the Annual Meeting. Whether or not you plan to attend, we encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

This year we will vote on the election of three directors and the ratification of Grant Thornton LLP’s selection as the company’s independent registered public accounting firm for 2023. We will also conduct a non-binding advisory vote to approve the compensation of the company’s named executive officers and a binding vote to approve the company’s 2023 equity incentive plan. In addition, management will provide a report on the company’s business and stockholders will have an opportunity to ask questions.

Thank you for your continued support of Empire.

Phil E. Mulacek

Chairman, Board of Directors

EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF EMPIRE PETROLEUM CORPORATION

Date:	June 9, 2023
Time:	9:00 a.m., local time
Place:	2200 S. Utica Place, Suite 150
Tulsa, Oklahoma 74114

AGENDA:

•	Election of three directors named in the proxy statement;
•	Advisory vote to approve the compensation of our executive officers disclosed in the proxy statement;
•	Approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan;
•	Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023; and
•	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Record Date: You can vote if you were a stockholder of record on April 24, 2023.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

Michael R. Morrisett

President, Chief Executive Officer

     and Secretary

May 1, 2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on June 9, 2023: Stockholders may view the accompanying proxy statement, our form of proxy and our 2022 Annual Report to Stockholders over the Internet by accessing our website at https://empirepetroleumcorp.com.

EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2023

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Empire Petroleum Corporation, a Delaware corporation (the “Company,” “Empire,” “we,” “our” or “us”), of proxies to be voted at the Annual Meeting of Stockholders to be held on June 9, 2023, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement and accompanying proxy were first sent on or about May 1, 2023, to stockholders of record on April 24, 2023.

Holders of record of our Common Stock (the “Common Stock”) at the close of business on the record date, April 24, 2023, will be entitled to notice of, and to vote at, the Annual Meeting. As of April 24, 2023, there were 22,448,982 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote. There are no other classes of stock outstanding other than the Series A Voting Preferred Stock, which is not entitled to vote at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

For more information about this solicitation and voting, please see the Questions and Answers section below.

TABLE OF CONTENTS

Proposal 1 — Election of Directors Page 4
4	Nominees for Directors
7	Corporate Governance
28	Director Compensation

Proposal 2 — Advisory Vote on Executive Compensation Page 11
23	Executive Compensation
23	Summary Compensation Table
24	Outstanding Equity Awards at Fiscal Year-End 2022
24	Employment Agreements
25	Executive Resignation
26	Pay Versus Performance

Proposal 3 — Approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan Page 12

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm Page 19
19	Change in Independent Registered Public Accounting Firm
20	Fees of Independent Registered Public Accounting Firm
20	Audit Committee Pre-Approval Policies and Procedures
30	Report of the Audit Committee

QUESTIONS AND ANSWERS

Q:	Who is soliciting my proxy?

A:	The Board of Directors of Empire (the “Board of Directors” or the “Board”).

Q:	Where and when is the Annual Meeting?

A:	9:00 a.m., local time, June 9, 2023, at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114.

Q:	What am I voting on at the Annual Meeting?

A:	•	The election of the three nominees named in this proxy statement to our Board of Directors.

	•	An advisory vote on executive compensation.

	•	The approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan.

	•	The ratification of Grant Thornton LLP as our independent registered public accounting firm for 2023.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in this proxy statement relating to each of the matters to be voted on. Our Board of Directors recommends that you vote:

	•	“FOR” the election of all of the nominees for director named in this proxy statement;

	•	“FOR” the approval, on an advisory basis, of the compensation of our executive officers named in this proxy statement;

	•	“FOR” the approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan; and

	•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.

Q:	How do I vote?

A:	Stockholders of Record. If you are a stockholder of record, you may vote by using any of the following methods:

	•	VOTE BY INTERNET: You may use the Internet to vote by following the simple instructions on the enclosed proxy card. When voting by Internet, you will need to have your proxy card in hand, so that you can reference the required Control Number.

	•	VOTE BY TELEPHONE: You may use any touch-tone telephone to vote by following the simple instructions on the enclosed proxy card. You will need to have your proxy card in hand when you call so that you can reference the required Control Number.

	•	VOTE BY MAIL: You may vote by marking, signing and dating your proxy card and promptly returning it in the enclosed postage-paid envelope.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. If no specification is made, such shares will be voted:

	•	“FOR” the election of all of the nominees for director named in Proposal 1; and

	•	“FOR” Proposals 2, 3 and 4.

Please carefully consider the information contained in this proxy statement. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote by Internet or telephone, or by signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote in person at the Annual Meeting may vote on the ballot provided at the meeting.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee, please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form in the postage-paid envelope provided.

Beneficial owners desiring to vote at the Annual Meeting will need to contact the broker, bank, trustee, or other nominee that is the holder of record of their shares to obtain a “legal proxy” to bring to the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of Securities Transfer Corporation will count the votes and serve as the inspector of the election.

Q:	What constitutes a quorum?

A:	Stockholders representing at least a majority of our outstanding Common Stock as of the record date must be present at the Annual Meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:	What vote is needed for these proposals to be adopted?

A:	Proposal 1—Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the nominees with the largest number of votes “for” will be elected as directors, up to the maximum number of directors to be chosen at the election. With respect to the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except any specific nominee(s) listed as to which you withhold your votes. Votes withheld are deemed present at the meeting and thus will be counted for purposes of determining whether there is a quorum.

Proposal 2—Advisory Vote on Executive Officer Compensation. The approval, on an advisory basis, of the compensation paid to our executive officers named in this proxy statement requires the affirmative vote of a majority of shares present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the Annual Meeting, will have the effect of a vote against the proposal. The results of the advisory vote on executive officer compensation will not be binding on Empire or the Board of Directors.

Proposal 3—Approval of Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan. The approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the Annual Meeting, will have the effect of a vote against the proposal.

Proposal 4—Ratification of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2023 will be ratified if a majority of the shares present or represented by proxy and entitled to vote, vote in favor. Abstentions with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm will have the effect of a vote against the proposal.

A broker non-vote will have no effect on the outcome of the election of directors or any of the other proposals.

Q:	How will my shares be voted if they are held in a broker’s name?

A:	If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the NYSE American rules to vote shares on certain matters (such as the ratification of independent registered public accounting firm) when their customers do not provide voting instructions. However, on “non-routine” matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. The election of directors, the proposal seeking approval, on an advisory basis, of the compensation paid to our named executive officers and the proposal to approve the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan are considered “non-routine” matters. Accordingly, if you hold your shares through an account with a bank or broker, such organization may not vote your shares on these important proposals unless you have provided specific instructions as how to vote on these proposals. Please be sure to give specific voting instructions to your bank or broker so that your vote may be counted.

Q:	What should I do now?

A:	You should vote your shares by the Internet, by telephone or by returning your signed and dated proxy card in the enclosed postage-paid envelope as soon as possible so that your shares will be represented at the Annual Meeting.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	We are asking for your proxy for the Annual Meeting and will pay all the costs of asking for stockholder proxies. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our stock.

Q:	Can I revoke my proxy?

A:	Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by giving written notice to the Secretary of Empire at any time before it is voted. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the Annual Meeting and vote in person.

Q:	Who should I call with questions?

A:	If you have questions about the Annual Meeting, you should call Michael R. Morrisett, President and Chief Executive Officer, at (539) 444-8002.

Q:	When are the stockholder proposals for the Annual Meeting held in 2024 due?

A:

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Secretary at our executive offices at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, on or prior to January 2, 2024. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with our Amended and Restated Bylaws, a stockholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, or who intends to nominate a candidate for election as a director, must provide written notice of the matter to our Secretary at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these advance notice provisions of our Amended and Restated Bylaws, as amended (and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) must be received no earlier than February 10, 2024, and no later than March 11, 2024. In addition to satisfying the deadlines in these advance notice provisions of our Amended and Restated Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Securities Exchange Act of 1934 to our Secretary no later than April 10, 2024.

PROPOSAL 1 ELECTION OF DIRECTORS

For so long as our Series A Voting Preferred Stock is outstanding, the Board of Directors will consist of six directors. Three of the directors are designated as the Series A Directors and the three other directors (each, a “common director”) are elected by the holders of our Common Stock and/or any Preferred Stock (other than the Series A Voting Preferred Stock) granted the right to vote on the common directors. Common directors are elected to serve for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The term of the current common directors will expire at the Annual Meeting.

The holders of the Series A Voting Preferred Stock have the exclusive right, voting separately and as a single class, to vote on the election, removal and/or replacement of the Series A Directors. Holders of our Common Stock or other Preferred Stock have no right to vote on the Series A Directors.

In accordance with the recommendation of the independent directors of the Board of Directors, the Board of Directors has nominated Michael R. Morrisett, Vice Admiral Andrew L. Lewis (Ret.) and J. Kevin Vann to the Board of Directors. All of the nominees are presently directors of Empire. Mr. Vann was appointed to serve as a director by our Board of Directors in April 2023 to fill the vacancy created by the resignation of Thomas W. Pritchard from our Board in March 2023. Mr. Vann was recommended to the other independent directors of the Board by Michael R. Morrisett.

The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of each of the nominees for director. Should any nominee named herein become unable for any reason to stand for election as a director, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the independent directors of the Board of Directors may recommend and the Board of Directors may propose to replace such nominee. We know of no reason why any of the nominees will be unavailable or unable to serve.

Our Board of Directors recommends a vote “FOR” all nominees for directors.

Nominees for Directors

Set forth below is information with respect to each nominee for director, including information they have furnished as to their principal occupation or employment for the past five or more years and certain other directorships held. Each nominee’s information below also includes a summary of each individual’s experience, qualifications, attributes and skills that have led to the conclusion that such individual should serve as a director. In addition to the specific experiences, qualifications, attributes and/or skills set forth below, in the view of the Board of Directors, each nominee generally has attained a position of leadership in his or her field of endeavor; possesses corporate governance experience, business or financial expertise, integrity, objectivity and sound business judgment; has a commitment to serve the interests of all stockholders; and has the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of Empire. See “—Corporate Governance—Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Michael R. Morrisett, age 59 President, Chief Executive Officer and Director

•       Chief Executive Officer of Empire since March 2023 and President and a Director of Empire since January 2015. Principal financial officer of Empire from January 2015 to April 2023.

•       Over 25 years of experience in investment banking and considerable experience in the management of non-operated oil and gas properties.

•       Served Total Energy Partners Funds, an investment fund engaged in the ownership of non-operated oil and gas working interests, in several capacities, including as a partner, from 2012 to 2018.

•       Prior to 2013, served in various executive capacities at investment banking firms and private companies in the oil and gas industry.

•       Mr. Morrisett provides the Board more than 25 years of significant knowledge and experience in the oil and gas industry and executive level experience. As President and Chief Executive Officer, he has extensive knowledge of our day-to-day operations, which facilitates the Board’s oversight of management’s strategy, planning and performance. In addition, he is a valuable contributor of financial, accounting and risk management expertise to the Board. Mr. Morrisett has provided the strategic vision which has resulted in Empire’s significant growth.

Vice Admiral Andrew L. Lewis, USN, Ret., age 60 Director since April 2022

•       Distinguished 36-year military career until his retirement in 2021 serving as Deputy Chief of Naval Operations, Plans and Strategy, vice director for Operations, and director of Fleet Training at Fleet Forces Command.

•       Commander of the United States Second Fleet Carrier Strike Group and NATO Joint Force Command Norfolk.

•       Former Senior Vice President of Policy and Projects for Business Executives for National Security, a non-profit that works with business executives and leaders in the federal government’s national security enterprise to apply best business practices in addressing the nations’ most pressing security challenges.

•       1985 Graduate of the U.S. Naval Academy.

•       Vice-Admiral Lewis (Ret.) brings to the Board significant leadership and operational experience, as well as the military equivalent of successful start-up company experience. His executive-level experience in complex organizations and extensive experience with government relations and public policy allow him to be a valuable contributor to the Board as Empire pursues its strategic growth plans.

J. Kevin Vann, age 51 Director since April 2023

•       Vice President, Finance/Strategic Planning of Empire from October 2022 to April 2023.

•       Executive Vice President and Chief Financial Officer of WPX Energy Inc. (“WPX”), a publicly traded oil and gas exploration and production company, from February 2018 until its merger with Devon Energy Corporation in 2021.

•       Senior Vice President and Chief Financial Officer of WPX from March 2014 to February 2018 and as Treasurer of WPX from September 2014 to November 2014 and from November 2018 until February 2020.

•       Vice President, Chief Accounting Officer and Controller of WPX from December 2011 to March 2014.

•       Controller for the exploration and production business unit of The Williams Companies, Inc. from June 2007 until December 2011.

•       Controller for Williams Power Company from 2006 to 2007 and Director of Enterprise Risk Management for Williams from 2002 to 2006.

•       A director of Apco Oil and Gas International Inc. from 2014 to 2015.

•       Bachelor’s Degree in Accounting from Oklahoma State University.

•       Member of the Cherokee Nation.

•       Mr. Vann provides the Board with extensive accounting and financial expertise in the oil and gas industry as well as risk management experience. His experience in finance and accounting positions qualifies him as an audit committee financial expert as defined by the SEC.

Series A Directors Continuing in Office

Phil E. Mulacek, age 62 Chairman of the Board and Director since October 2021

•       Proven track record of over 35 years in global oil and gas and LNG development, led the discovery of 1.6 billion barrels of oil equivalent in Papua New Guinea.

•       Founder of private investment company, Petroleum Independent and Exploration Corporation, established in 1981, with extensive interests in U.S. oil and gas royalty mineral acreage.

•      Founder and former Chairman and Chief Executive Officer of NYSE-listed InterOil Corporation; retired in 2013. Led growth of market cap of InterOil from $10 million to over $5.6 billion during 14-year tenure.

•       Bachelor of Science in Petroleum Engineering from Texas Tech University.

•       Mr. Mulacek brings to the Board extensive executive leadership experience and extensive experience in all aspects of upstream development in drilling, completion and production in North America and other regions around the world. His experience in building and growing oil and gas companies and operational expertise and vision allow him to be a valuable contributor to the Board.

Benjamin J. Marchive II, age 43 Director since October 2021

•       Over nineteen years of oil and gas industry experience, mainly in the Gulf of Mexico and along the Gulf Coast.

•       Since 2018, serves as Senior Vice President-Land & Business Development for Cox Operating, LLC, an oil and gas company, after its merger with Energy XXI, an oil and gas company, where he served as VP of Land and held similar positions from 2006 to 2018. Began his career as a Landman at Apache Corporation in 2003.

•       Board Member of the Outer Continental Shelf Advisory Board, focused on financial assurance requirements, and Executive Board Member on the Louisiana Oil and Gas Board.

•       Bachelor’s degree in Petroleum Land and Resource Management from University of Louisiana – Lafayette.

•       Mr. Marchive’s industry experience in the acquisition, exploration and development of oil and gas properties, especially in areas where Empire currently operates, allows him to be a valuable and resourceful member of the Board.

Mason H. Matschke, age 60 Director since April 2021

•       Partner and Chief Compliance Officer of Energy Evolution Master Fund, Ltd., an energy fund focused on investing in oil and gas assets as well as companies that will benefit in a transition to a low-carbon and alternative energy environment, since 2021.

•       Prior to joining the Energy Evolution Fund, served as Senior Vice President of Investments at Raymond James, a financial services firm, from 2007 to 2020. Served as a Senior Vice President at Jeffries from 2006 to 2008 and at UBS from 1997 to 2006.

•        Mr. Matschke brings to the Board 35 years of experience focused on portfolio management and research across multiple sectors, a deep background as a derivatives strategist and experience in commodity and equity trading. He also brings compliance and regulatory expertise to the Board.

CORPORATE GOVERNANCE

Empire has a Code of Business Conduct and Ethics for directors, officers (including the chief executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct and Ethics is available on our website at https://empirepetroleumcorp.com under the “Investor Relations-Corporate Governance” caption, and a copy of this document may also be obtained in print by any stockholder upon request from our corporate secretary. If we amend or waive the Code of Business Conduct and Ethics with respect to the chief executive officer, principal financial officer or principal accounting officer, we will post the amendment or waiver at the same location on our website.

Director Independence. Under the corporate governance standards of the NYSE American, generally, a director does not qualify as independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, the Company’s auditors or other companies that do business with the Company. The Board of Directors has determined that all of the Company’s directors, except Mr. Morrisett, are independent under the NYSE American standards. In determining the independence of Mr. Vann, the Board considered his service in an interim capacity as our Vice President, Finance/Strategic Planning from October 2022 to April 2023, including his compensation for such services, and his consulting services to us from June 2022 to April 2023 for which he was paid $115,000. Mr. Pritchard, who served as a director and executive officer until his resignation in March 2023, was not considered to be independent because of his employment as an executive officer of the Company. The Board determined that none of the independent directors has any material relationship with the Company that could impair such individual’s independence. Mr. Morrisett is not considered to be an independent director because of his employment as an executive officer of the Company.

Board Meetings and Attendance. The Board held four meetings during the year ended December 31, 2022. During that year, each of our directors attended at least 75 percent of the aggregate number of Board meetings and meetings held by all committees on which he then served. In addition, the Board of Directors took action 15 times during 2022 by unanimous written consent.

Director Attendance at Annual Meeting of Stockholders. Each director is encouraged to participate in our annual meetings of stockholders. Each of our directors then serving attended our 2022 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. We currently separate the offices of chairman of the Board and chief executive officer. We believe the separation of the roles of chairman of the Board and chief executive officer provides strong leadership for our Board, while positioning our chief executive officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

Our Board of Directors has five independent members and only one non-independent member. A number of our independent board members are currently serving or have served as members of senior management of other companies. Our Audit and Compensation Committees are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board by the non-executive chairman, benefits our Company and our stockholders.

The Audit Committee is responsible for overseeing our risk management processes on behalf of the Board of Directors. The Audit Committee receives reports from management regarding our assessment of risks. In addition, the Audit Committee as well as the Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ determination of the appropriate level of risk for the Company. While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach to address the risks facing our Company and our Board leadership structure supports this approach.

Board Committees. The Board of Directors has a standing Audit Committee and Compensation Committee. Each of these committees has a written charter, which is available on our website at https://empirepetroleumcorp.com under the “Investor Relations - Corporate Governance” caption. The Board of Directors also has an Operations Committee. Each of the current members of each of the committees qualifies as an “independent” director under the corporate governance standards of the NYSE American.

The table shows the current membership of the committees and identifies our independent directors serving on each committee:

Name	Michael R. Morrisett	Phil E. Mulacek	Benjamin J. Marchive II	Mason H. Matschke	Andrew L. Lewis	J. Kevin Vann
Audit				X*	X
Compensation		X*		X
Operations		X*	X
Independent Directors		X	X	X	X	X

* Denotes Committee Chairman.

Audit Committee. The Board has determined that both Messrs. Matschke and Lewis are able to read and understand fundamental financial statements and are financially sophisticated as contemplated under the rules of the NYSE American. Although we currently do not have an audit committee financial expert serving on the Audit Committee, the Board is considering adding such a person. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by providing oversight relating to:

•	the integrity of our financial statements;
•	our systems of internal control over financial reporting and disclosure controls and procedures;
•	the engagement, compensation, independence and performance of our independent registered public accounting firm and their conduct of the annual audit of our financial statements and any other audit, review or attestation engagement;
•	our risk profile, including financial and non-financial risks;
•	compliance with our financial and risk management policies;
•	our legal and regulatory compliance;
•	approval of any related person transactions; and
•	the application of our Code of Business Conduct and Ethics.

A more detailed description of the Audit Committee’s responsibilities can be found in its charter.

The Audit Committee held four meetings during 2022.

Compensation Committee. The Compensation Committee reviews and takes action for and on behalf of the Board of Directors with respect to management compensation policies and practices, including:

•	reviewing and approving or recommending to the independent members of the Board for approval the compensation for our chief executive officer;
•	determining and approving or recommending to the Board for approval the compensation for our other executive officers;
•	reviewing and approving management incentive compensation policies and programs; and
•	administering our equity incentive plan.

In addition, the Compensation Committee recommends the form and amount of non-employee director compensation to the Board of Directors, and the Board of Directors makes the final determination. The Compensation Committee has authority under its charter to obtain advice and seek assistance from compensation consultants and from internal and outside legal, accounting and other advisors. The Committee has not retained a compensation consultant.

In considering and recommending the compensation of non-employee directors, the Compensation Committee may consider such factors as it deems appropriate, including historical compensation, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data.

Regarding executive officer compensation, our Chief Executive Officer and President together develop preliminary recommendations regarding salary adjustments and annual and long-term award amounts and provide these recommendations to the Committee. The Committee and/or the Board make the final decision and can exercise their discretion in modifying any recommendation.

The Compensation Committee has discretion under its charter to form and delegate some or all of its authority to subcommittees composed entirely of independent directors. During 2022, the Compensation Committee did not form or utilize a subcommittee.

The Compensation Committee held four meetings during 2022.

Operations Committee. The Operations Committee assists the Board of Directors in overseeing (a) our oil and gas operations, the vision and supervision of the operational growth of production and core strategies for superior growth for Empire stockholders, and our performance and risks associated with health, safety and environmental matters, and (b) the determination of our oil, natural gas and natural gas liquids reserves and the work of our independent petroleum engineering firm.

The Operations Committee held numerous meetings during 2022.

Consideration of Director Nominees. The Board does not have a Nominating Committee. As such, the independent directors of the Board (the “Independent Directors”) participate in the consideration of director nominees and recommend for the Board’s selection the director nominees. The Independent Directors will consider director candidates submitted to them by other directors, employees and stockholders. The Independent Directors may engage professional search firms to assist them in identifying and evaluating potential candidates. Any stockholder recommendations of candidates proposed for consideration by the Independent Directors should include the candidate’s name and qualifications for director, reasons for the recommendation and the candidate’s written consent to being considered as a director nominee and should be addressed to: Attention: Independent Directors, c/o Secretary, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. The Independent Directors may require the stockholder submitting the recommendation or the recommended candidate to furnish such other information as the Independent Directors may reasonably request. In addition, as described below, our Amended and Restated Bylaws provide a process for stockholders to nominate directors for consideration at a meeting of stockholders.

In considering prospective nominees for the Board, the Independent Directors will endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all stockholders. Candidates are selected for their ability to exercise good judgment and provide practical insights and diverse perspectives. The Independent Directors consider the following qualifications at a minimum to be required in recommending to the Board potential new Board members or the continued service of existing members:

•	an attained position of leadership in the candidate’s field of endeavor;
•	business and/or financial expertise;
•	integrity;
•	objectivity;
•	demonstrated exercise of sound business judgment;
•	expertise relevant to our lines of business;
•	corporate governance experience;
•	ability to serve the interests of all stockholders;
•	ability to devote the time, energy and attention as may be necessary to properly discharge his or her responsibilities as a director; and
•	independence; at least 50% of the Board shall consist of independent directors, as defined in the rules of the NYSE American.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Independent Directors may also consider such other factors as they may deem are in the best interests of Empire and its stockholders. When considering potential nominees for the Board, the Independent Directors will consider the criteria above and each potential nominee’s individual skills and qualifications in context of the current composition of the Board and needs of the Board at such time. In connection therewith, the Independent Directors will consider diversity in professional background, experience, expertise, perspective, age, gender and ethnicity with respect to Board composition as a whole, although the Board does not have a specific diversity policy. With respect to diversity, particular emphasis is placed on identifying candidates whose skills and characteristics complement and augment the make-up of the Board as a whole and the needs of the Board given the circumstances of Empire.

If we are legally required by contract or otherwise to provide third parties with the ability to nominate and/or appoint directors (e.g., our Series A Voting Preferred Stock), the selection and nomination of such directors is not subject to the foregoing process.

Our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. To nominate a director, stockholders must follow the procedures specified in our Amended and Restated

Bylaws that require advance notice and certain other information and requirements. Stockholders must submit the candidate’s name and qualifications in writing to our Secretary at the following address: Secretary, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. The written notice must be received by our Secretary:

•	not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is no more than 30 days in advance of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and
•	with respect to any other annual meeting, including in the event no annual meeting was held in the previous year, not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which public disclosure is first given of the date of the annual meeting, and not earlier than the 120th day prior to the annual meeting.

The notice must contain certain information required under our Amended and Restated Bylaws, including, among other things, (i) the nominee’s name, age, business and residential addresses, written consent to being named in the proxy statement and to serving as director if elected, a completed and signed questionnaire, representation and agreement as required by our Amended and Restated Bylaws, and any other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) under the Securities Exchange Act of 1934 and (ii) with respect to the stockholder submitting the nomination, the name and business addresses of the stockholder, a representation that the stockholder is a record holder of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and a description of all agreements, arrangements or understandings between or among the stockholder and any other person or persons with respect to the nomination and the class and number of shares of stock beneficially owned by the stockholder. For further information, stockholders may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws.

Executive Sessions. Each regularly scheduled meeting of the Board of Directors includes an executive session of the non-management directors. These sessions are chaired by the independent, non-executive chairman of the Board. If our non-management directors include any directors who have been determined not to be independent by the Board, the Board will schedule an executive session of just the independent directors at least once each year.

Communications with the Board of Directors. Stockholders who wish to communicate with our Board of Directors or any of its committees may send written communications to: Board of Directors, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. In addition, stockholders and other interested parties may communicate with the chairman of the Board or with the non-management directors as a group by writing to: Chairman of the Board, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114.

Trading, Hedging and Pledging Policies. Our Insider Trading Policy prohibits our directors, officers and employees from purchasing or selling Company stock, derivative securities (such as put and call options) and debt securities while in possession of material non-public information about the Company. This policy also prohibits short sales. This policy requires written pre-clearance from the Board of Directors before holding Company securities in a margin account or pledging Company securities as collateral for a loan where the total amount borrowed against any security of the Company exceeds 10 percent of the value of the securities utilized to secure the funds borrowed. This policy does not otherwise prohibit hedging transactions.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders the opportunity to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation objectives, philosophy and practices described in this proxy statement. Our compensation program is designed to, among other things:

•	attract, motivate and retain highly-talented executives;
•	link executive compensation to the achievement of our business objectives as well as reinforce appropriate leadership behaviors; and
•	encourage executives to consider the impact of decisions to drive our short-term and long-term success.

We believe that our compensation program, with its balance of base salary, short-term and long-term incentives and benefits, fairly accomplishes our objectives. We believe our executive compensation program has allowed us to attract and build a leadership team that is focused on our business objectives and helped us achieve many of our 2022 objectives, including:

•	listing on the NYSE American (Symbol: EP) to broaden awareness with the investment community, and ultimately increase liquidity;
•	continuing to deliver stronger and more stable cash flows;
•	successfully executing our growth strategy such as significantly increasing proved developed reserves at December 31, 2022;
•	optimizing our operating strategy to enhance production and minimize costs while keeping debt low; and
•	attract and retain talented employees with the expertise necessary to successfully manage, operate and grow our business.

Accordingly, our Board of Directors recommends our stockholders vote in favor of the say-on-pay proposal as set forth in the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in its Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission for smaller reporting companies, including the executive compensation tables and the corresponding narrative discussion, is approved.”

This vote is advisory, and therefore non-binding. Stockholders are strongly encouraged to read the accompanying compensation tables and the related narrative disclosure. The Board of Directors and the Compensation Committee expect to take into account the outcome of the vote in connection with their evaluation of our compensation program.

Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 3 APPROVAL OF THE EMPIRE PETROLEUM CORPORATION 2023 STOCK AND INCENTIVE COMPENSATION PLAN

Introduction

At the Annual Meeting, our stockholders will be asked to approve the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan (the “2023 Incentive Plan”) and to reserve 700,000 shares of Common Stock for issuance thereunder. If approved, the 2023 Incentive Plan will be effective as of June 9, 2023. We believe approval of the 2023 Incentive Plan is in the best interests of our stockholders to ensure we have a competitive compensation program and an adequate number of shares available to execute the program. The 2023 Incentive Plan was recommended by the Compensation Committee of the Board of Directors and adopted by the Board of Directors on April 24, 2023, subject to stockholder approval at the Annual Meeting. The proposed 2023 Incentive Plan is attached hereto as Annex A.

Why Submit the 2023 Incentive Plan to a Vote of Our Stockholders?

We are submitting the 2023 Incentive Plan to a vote of the stockholders to comply with NYSE American rules. Stockholder approval will also allow us to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), under the 2023 Incentive Plan.

Reasons for the Proposed 2023 Incentive Plan

The stock- and cash-based awards under the Empire Petroleum Corporation 2022 Stock and Incentive Compensation Plan (the “2022 Incentive Plan”), the Empire Petroleum Corporation 2021 Stock and Incentive Compensation Plan (the “2021 Incentive Plan”) and option awards under the Empire Petroleum Corporation 2019 Stock Option Plan (the “2019 Incentive Plan” and, collectively with the 2022 Incentive Plan and the 2021 Incentive Plan, the “Predecessor Plans”) have been a key component of our compensation program since their respective adoption. Stock- and cash-based compensation awards assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, directors and consultants.

As of April 24, 2023, 313,220 shares remained available for us to issue as awards under the 2022 Incentive Plan and no shares remained available for us to issue as awards under the 2021 Incentive Plan and the 2019 Incentive Plan. We intend to make our annual and other grants of awards for 2023 in the near future under the 2022 Incentive Plan for up to 300,000 shares. As of April 24, 2023, a total of 2,567,480 shares are subject to outstanding awards under the Predecessor Plans. If the 2023 Incentive Plan is approved, no more awards will be made under the 2022 Incentive Plan on and after the June 9, 2023 effective date of the 2023 Incentive Plan.

The Board has determined that to ensure there are sufficient shares available to meet our needs for future grants during the coming years the adoption of the 2023 Incentive Plan reserving 700,000 shares is necessary and desirable to maintain competitiveness in today’s volatile business environment. The ability to grant stock- and cash-based compensation awards is critical to our ability to attract and retain highly qualified individuals. Our successful operation and our ability to create long-term value for our stockholders each depends on the efforts of our employees, and we believe that it is in the best interest of our stockholders for those individuals, especially at the management level to have an ownership interest in us in recognition of their present and potential contributions and to align their interests with those of our stockholders. Further details about our awards currently outstanding can be found under the captions “Equity Compensation Plan Information” and “Executive Compensation.”

The 2023 Incentive Plan is a broad-based plan under which we may grant awards to all employees, including our officers and officers of our affiliates, to non-employee members of the Board and to consultants. We believe approval of the 2023 Incentive Plan will give us flexibility to continue to make stock- and cash-based grants under the 2023 Incentive Plan over the next two years in amounts determined appropriate by the Compensation Committee, which will administer the 2023 Incentive Plan (as discussed more fully below). This timeline, however, is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve, and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our Common Stock, award levels/amounts provided by our competitors and hiring activity during the next few years, including hiring activity related to mergers and acquisitions. It is our current practice to grant stock-based and cash-based compensation awards to key employees on an annual basis each fiscal year. In addition, it is our current practice to grant stock-based compensation on an annual basis to our non-employee directors. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares to capture the same grant date value as a prior year’s award, which impacts the rate at which we utilize shares for compensation purposes.

The 2023 Incentive Plan will allow us to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. If the 2023

Incentive Plan is approved, the potential dilution from the 700,000 shares authorized for issuance of stock-based awards will be approximately 3.2 percent based on our issued and outstanding shares as of December 31, 2022. In determining the number of shares to request pursuant to this proposal, the Compensation Committee considered the foregoing factors and decided that 700,000 shares was the appropriate number to allow us to implement an effective equity compensation program over the coming years.

Consequences of Failing to Approve the Proposal

The 2023 Incentive Plan will not be implemented unless approved by our stockholders. If the 2023 Incentive Plan is not approved by our stockholders, the 2022 Incentive Plan will remain in effect in its current form, and we will continue to grant awards thereunder until our share reserve under the 2022 Incentive Plan is exhausted, which could occur as soon as the time of our next annual grant during fiscal 2024 and prior to our 2024 annual meeting of stockholders, based on current expected equity grant practices (noting again that the share reserve could last for a longer period of time, depending on our future equity grant practices, which we cannot predict with certainty). If the proposal were to not pass, it would hinder our ability to execute a market competitive compensation program.

Summary of the 2023 Incentive Plan

The following summary provides a general description of the material features of the 2023 Incentive Plan but is not a complete description of all provisions of the 2023 Incentive Plan and is qualified in its entirety by reference to the full text of the 2023 Incentive Plan attached as Annex A, which is incorporated by reference in this proposal.

The 2023 Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards (collectively referred to as “Awards”).

Key Features of the 2023 Incentive Plan. Key features of the 2023 Incentive Plan include:

•	The 2023 Incentive Plan has a fixed number of shares available for grant that will not automatically increase; in other words, there is no “evergreen” feature;
•	The 2023 Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is comprised of independent directors;
•	No discounted options or stock appreciation rights may be granted;
•	Except as otherwise provided in an Award agreement at the time of grant or thereafter by the Committee, Awards are generally non-transferrable, except pursuant to a qualified domestic relations order, by will or the laws of descent and distribution, or to a trust of which the Award recipient is and remains the sole beneficiary for his or her lifetime;
•	No automatic Award grants are made to any eligible individual;
•	No repricing of stock options or stock appreciation rights may be made without stockholder approval;
•	No shares withheld for tax obligations related to, or to pay the exercise price of, an option or stock appreciation right may be recycled back into to the pool of shares authorized for issuance and thus be available for future grant;
•	Shares withheld for tax obligations related to, or as payment of, any Award other than an option or stock appreciation right may be recycled back into the pool of shares authorized for issuance and thus be available for future grant;
•	No dividends or dividend equivalents will be paid on any Awards unless and to the extent the vesting conditions and/or performance criteria related to the underlying Award have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed; and
•	Awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances in accordance with any clawback policies we may adopt.

Administration. The Committee will administer the 2023 Incentive Plan and will have authority to make Awards under the 2023 Incentive Plan, to set the terms of the Awards, to interpret the 2023 Incentive Plan, to establish any rules or regulations relating to the 2023 Incentive Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the 2023 Incentive Plan.

Eligibility. All employees and consultants of the Company and its affiliates and all non-employee directors of the Company are eligible to receive Awards under the 2023 Incentive Plan, as determined by the Committee. Eligible employees, non-employee directors and consultants who are designated by the Committee to receive an Award under the 2023 Incentive Plan are referred to as “Participants.” As of April 24, 2023, we had 41 employees, four non-employee directors and two consultants who would be eligible to be Participants in the 2023 Incentive Plan.

Limits on Awards. The 2023 Incentive Plan limits the Awards granted under the plan to 700,000 shares of Common Stock, which may be granted in any one or combination of (i) stock options or stock appreciation rights, (ii) restricted stock or restricted stock units, (iii) performance shares or performance units, (iv) cash-based Awards, capped at the grant date fair market value of the cumulative number of shares remaining to be issued under the 2023 Incentive Plan, and (v) other stock-based Awards.

Number of Shares Subject to the 2023 Incentive Plan. The number of shares of our Common Stock reserved for issuance under the 2023 Incentive Plan is 700,000 shares of Common Stock, subject to certain adjustments as provided in the 2023 Incentive Plan.

Share Counting Rules. The following reflect the rules for counting shares against the number reserved for issuance under the 2023 Incentive Plan:

•	For Awards settled in cash, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2023 Incentive Plan.
•	For shares that are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised on a cashless basis at a time when the payment due to the Participant is 150 shares, then 1,000 shares shall be charged against the applicable share limits.
•	Except as otherwise provided below, shares that are subject to Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2023 Incentive Plan will again be available for subsequent Awards under the 2023 Incentive Plan.
•	Shares that are exchanged by a Participant or withheld by us as full or partial payment in connection with any option or stock appreciation right, as well as any shares exchanged by a Participant or withheld to satisfy the tax withholding obligations related to any such option or stock appreciation right, will not be available for subsequent Awards under the 2023 Incentive Plan.
•	Shares that are exchanged by a Participant or withheld by us as full or partial payment in connection with any Award other than an option or stock appreciation right, as well as any shares exchanged by a Participant or withheld to satisfy the tax withholding obligations related to any such Award other than an option or stock appreciation right, will be available for subsequent Awards under the 2023 Incentive Plan.

Source of Shares. Common Stock issued under the 2023 Incentive Plan may come from authorized but unissued shares of our Common Stock or from treasury shares.

Stock Options. The Committee may grant nonqualified stock options or incentive stock options to purchase shares of our Common Stock. Incentive stock options may only be granted to employees. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an option will also be determined by the Committee but may not exceed five years. No dividends or dividend equivalents will be granted alone or in conjunction with any stock option Award.

The option exercise price may be paid in cash; by check; in shares of Common Stock; through a “cashless” exercise arrangement with a broker; or in any other manner authorized by the Committee. Incentive stock options will be subject to certain additional requirements necessary to qualify as incentive stock options under Section 422 of the Code.

Stock Appreciation Rights. A stock appreciation right may be granted by the Committee in its discretion. The Committee may grant freestanding stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the Committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of a share of our Common Stock on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the Committee and specified in the Award agreement which relates to the stock appreciation right but may not exceed ten years. Outstanding stock appreciation rights may be exercised on whatever terms and conditions the Committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option:

•	the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option;
•	the value of the payout with respect to the tandem stock appreciation right will be for no more than 100 percent of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and
•	the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.

No dividends or dividend equivalents will be granted alone or in conjunction with an Award of stock appreciation rights.

On the exercise of a stock appreciation right, a Participant will be entitled to receive payment in an amount determined by multiplying:

•	the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price; by
•	the number of shares with respect to which the stock appreciation right is exercised.

In the discretion of the Committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right), in some combination thereof or in any other form approved by the Committee.

Restricted Stock. Shares of Common Stock may be granted by the Committee to an eligible Participant and made subject to restrictions on sale, pledge or other transfer for a certain period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an Award agreement with the Participant, including provisions obligating the Participant to forfeit the shares to us in the event of termination of employment or service or if specified performance goals or targets are not met. A Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the 2023 Incentive Plan. The Committee may also determine whether a Participant will be entitled to receive dividends or the value equivalent of any dividends paid during the performance period. However, all such dividends and dividend equivalents will be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to the related shares of restricted stock, and a Participant will only be entitled to receive an amount in respect of dividends or dividend equivalents paid on restricted stock in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed.

Restricted Stock Units.  A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one or more shares of Common Stock. An Award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the 2023 Incentive Plan. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying restricted stock units in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed.

Performance Shares, Performance Units and Cash-Based Awards.  Performance shares, performance units and cash-based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the Award agreement. The Committee will set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the performance shares/units and cash-based Awards that will be paid out to the Participant.

Participants will receive payment of the value of performance shares/units earned after the end of the performance period. Payment of performance shares/units and cash-based Awards will be made in shares, cash or a combination thereof that have an aggregate fair market value equal to the value of the earned performance shares/units and cash-based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying performance shares/units in the event and to the extent that such performance criteria have been satisfied or achieved.

Other Stock-Based Awards. The 2023 Incentive Plan also authorizes the Committee to grant Participants Awards of Common Stock and other Awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of our Common Stock (other stock-based Awards). The Committee has discretion to determine the Participants to whom other stock-based Awards are to be made, the times at which such Awards are to be made, the sizes of such Awards, the form of payment, and all other conditions of such Awards, including any restrictions, deferral periods or performance requirements. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, all such dividends and dividend equivalents will be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to the related stock-based Award, and a Participant will only be entitled to receive an amount in respect of dividends or dividend equivalents paid on a stock-based Award in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed.

Performance-Based Compensation. Awards may be granted to employees that are intended to be “performance-based compensation.” These performance-based Awards may be either equity or cash Awards, or a combination of both. Holders are only entitled to receive payment for a performance-based Award for any given performance period to the extent that pre-established performance goals set by the Committee are satisfied. The pre-established performance goals must be based on one or more of the performance criteria set forth in the 2023 Incentive Plan.

With respect to performance-based Awards, the Board is permitted to make certain equitable and objectively determinable adjustments to the performance goals. Upon certification of achievement of the performance goals for a particular performance period set forth in an Award that is intended to qualify as “performance-based compensation,” the Committee may reduce or eliminate, but not increase, the amount specified in the original Award.

Maximum Vesting Requirements. Awards under the 2023 Incentive Plan are subject to a five-year maximum vesting or forfeiture restriction period.

Adjustments. Equitable adjustments to the terms of the 2023 Incentive Plan and any Awards will be made as necessary to reflect any stock splits, spin-offs, extraordinary stock dividends and similar transactions.

Change of Control. In the event of a “change of control” (as defined in the 2023 Incentive Plan), no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith before the occurrence of the change of control that the Award will be honored or assumed by any successor, or replaced by an alternative award meeting certain conditions. If the Committee reasonably determines in good faith that Awards will not be honored, assumed or replaced as described above, upon a change of control (i) Awards solely dependent on the satisfaction of a service obligation shall become fully vested and (ii) Awards dependent in any part on the satisfaction of performance objectives shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control. Neither the segregation and/or separation of Green Tree New Mexico, LLC, a/k/a Empire New Mexico LLC from the Company to its stockholders, nor the actions taken in connection with adding directors to the Board and classifying the Board into common directors and Series A Directors, shall constitute a “change in control” under this provision.

Discontinuance or Amendment of the 2023 Incentive Plan; No Repricing. The Committee may amend, modify, suspend or terminate the 2023 Incentive Plan in whole or in part at any time, but no amendment may materially diminish any of the rights of a Participant under any Awards previously granted without his or her consent. In addition:

•	without the prior approval of our stockholders, options and stock appreciation rights issued under the 2023 Incentive Plan will not be repriced, replaced or regranted through cancellation, whether in exchange for cash or another type of Award, by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right or by replacing a previously granted option or stock appreciation right with a new option with a lower option price or a new stock appreciation right with a lower grant price; and
•	to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation or exchange requirement.

Tax Withholding. We may withhold from any payments or stock issuances under the 2023 Incentive Plan, or collect as a condition of payment, any taxes required by law to be withheld. Subject to the Committee’s right to approve, any employee Award recipient may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of our Common Stock or to have us withhold, from the shares the Participant would otherwise receive, shares of our Common Stock, in each case having a value equal to the minimum amount required to be withheld (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity).

Clawback Policy. The 2023 Incentive Plan will be subject to any written clawback policy we adopt, which policy may subject a Participant’s Awards and other rights and benefits under the 2023 Incentive Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

U.S. Federal Income Tax Consequences

The Company believes that under present U.S. federal income tax laws the following are the U.S. federal income tax consequences generally arising with respect to Awards under the 2023 Incentive Plan. The following summary does not purport to be a complete description of all applicable rules, and these rules (including those summarized below) are subject to change. The summary does not address the effects of any state or local or non-U.S. tax laws that may be applicable. The following information is provided for stockholders considering how to vote on this proposal and is not tax guidance to Participants.

Nonqualified Stock Options. In general, no taxable income is realized by a Participant upon the grant of a nonqualified stock option. Rather, at the time of exercise of a nonqualified stock option, the Participant will be treated as receiving compensation in an amount equal to the fair market value of the shares of our Common Stock as to which the option is exercised, less the exercise price paid. For purposes of determining gain or loss on a subsequent sale or disposition of such shares, the Participant’s basis in each share of our Common Stock received will be the fair market value of our Common Stock on the date the Participant exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We should be entitled to a federal income tax deduction at the time of exercise in the same amount as the Participant’s ordinary income.

Incentive Stock Options. In general, no taxable income is realized by a Participant upon the grant of an incentive stock option. Additionally, if the applicable employment-related requirements are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our Common Stock received over the option purchase price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. If, after an incentive stock option has been exercised, the Participant holds the stock acquired upon exercise for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction as a consequence of the disposition. If the holding period requirements are not met, the excess of the fair market value of the stock on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be treated as compensation (taxed as ordinary income and subject to withholding and employment taxes) and we will be entitled to a deduction in the same amount as the Participant’s ordinary income.

Stock Appreciation Rights. A Participant who is granted a SAR will not recognize ordinary income upon receipt of the SAR. At the time of exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received, including shares deemed to be received but withheld for tax payment purposes. We generally will be entitled to a tax deduction at such time in the same amount as the Participant’s ordinary income. The Participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as capital gain or loss.

Restricted Stock. A Participant generally will not be taxed at the time of the grant of restricted stock but will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are first transferable or no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the Participant recognizes ordinary income on account of the lapse of the restrictions. A Participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the Participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a Participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to the fair market value of the stock at that time (disregarding for valuation purposes that such restricted stock is subject to restrictions and a substantial risk of forfeiture). If an 83(b) election is made, no additional taxable income will be recognized by such Participant at the time the restrictions lapse, the Participant will have a tax basis in the shares equal to their fair market value on the date of the Award, and the Participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by the Participant. A Participant who makes an election under Section 83(b) and then forfeits the stock is not entitled to deduct any amount as a result of the forfeiture notwithstanding that the Participant included the fair market value of the stock in income at the time of the election.

Restricted Stock Units. In general, the grant of restricted stock units will not result in income for the Participant or in a tax deduction for us. Upon the settlement of such an Award in cash or shares, the Participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other Awards granted under the 2023 Incentive Plan, including cash-based Awards and other stock-based Awards, generally when the Participant receives payment with respect to an Award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the Participant and we will be entitled to a tax deduction at the same time and in the same amount.

Compliance with Code Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (a) the timing of payment, (b) the advance election of deferrals, and (c) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (e.g., taxation at the later of the granting or vesting of an award) plus interest to the Participant of deferred compensation and the imposition of an additional 20 percent penalty tax on the Participant based on the deferred amounts included in the Participant’s taxable income. It is intended that Awards granted under the 2023

Incentive Plan will be excepted from, or in compliance with, Section 409A of the Code. To the extent an Award, issuance and/or payment is subject to Section 409A of the Code, it will be awarded, issued and paid in a manner that complies with Section 409A of the Code, as determined by the Committee.

Golden Parachute Payments. If, on a change of control of our Company, the exercisability or vesting of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price for such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee equals or exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years ending before the year in which such change in ownership or control occurs. An “excess parachute payment,” with respect to any employee, is the amount by which the parachute payments to such employee exceed such employee’s base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, that employee will be subject to a 20 percent excise tax on the excess parachute payment, and we will be denied any deduction with respect to such excess parachute payment.

New Plan Benefits

The types and amounts of benefits that will be awarded under the 2023 Incentive Plan are not currently determinable. Awards granted under the 2023 Incentive Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information on equity-based awards recently granted under the 2022 Incentive Plan and the 2021 Incentive Plan to each of our named executive officers is provided below under the heading “Summary Compensation Table.” The closing price for the Common Stock on the NYSE American on April 24, 2023 was $11.24.

Our Board of Directors recommends a vote “FOR” the approval of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan.

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2023. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Grant Thornton as our independent auditor for 2023. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if the Audit Committee determines that a change is in the best interests of Empire.

A representative of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

Our Board of Directors recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2023.

Change in Independent Registered Public Accounting Firm

On August 23, 2022, the Audit Committee approved the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to perform interim review procedures related to the financial statements included in our quarterly report on Form 10-Q, beginning with the quarter ended September 30, 2022. Also, on August 18, 2022, Moss Adams LLP (“Moss Adams”) resigned as our independent registered public accounting firm. Moss Adams was not engaged to perform any work beyond the review of our unaudited condensed consolidated financial statements as of June 30, 2022, and for the three-month and six-month periods ended June 30, 2022, included in our quarterly report on Form 10-Q for the quarter ended June 30, 2022.

The report of Moss Adams on the financial statements for the year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the year ended December 31, 2021 and the subsequent interim period through August 18, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moss Adams would have caused Moss Adams to make reference thereto in its report on the Company’s financial statements for such year. During the year ended December 31, 2021 and the subsequent interim period through August 18, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness identified as of December 31, 2021 in the Company’s internal control over financial reporting as the Company does not have sufficient resources in its accounting function with appropriate accounting expertise to appropriately apply GAAP for complex and non-routine transactions and prepare associated financial statement disclosures. For information regarding our efforts to remediate the material weakness, see Item 9A, Controls and Procedures, of our Annual Report on Form 10-K for the year ended December 31, 2022.

During the fiscal years ended December 31, 2021 and December 31, 2020 and through the subsequent interim period as of August 23, 2022, neither the Company, nor any party on behalf of the Company, consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton and Moss Adams, our current and former independent registered public accounting firms, respectively, for professional services rendered for the fiscal years ended December 31, 2022 and December 31, 2021 in which each firm was the designated independent registered public accounting firm:

Fee Category	Fiscal 2022 Fees	Fiscal 2021 Fees
Audit fees (1)	$293,330	$453,250
Audit-related fees (2)	—	—
Tax fees	—	—
All other fees (3)	—	—
Total	$293,330	$453,250

(1)	Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2022 and December 31, 2021, respectively. These include work performed for the 8-K/A, S-3, and S-8 filings.
(2)	Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit fees."
(3)	All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Audit Committee Pre-Approval Policies and Procedures

Beginning in November 2021, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. As the Audit Committee was not in place until November 10, 2021, fees in the table above that were incurred prior to November 10, 2021 were pre-approved by the entire Board of Directors.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following tables sets forth information regarding the beneficial ownership of our Common Stock as of March 31, 2023 for:

•	Each person who is known by us to beneficially own more than five percent of our outstanding shares of Common Stock;
•	Each of our directors and nominees for director;
•	Each of our executive officers named in the Summary Compensation Table below; and
•	All of our executive officers and directors as a group.

The percentages of beneficial ownership for the following tables are based on 22,098,181 shares of Common Stock outstanding as of March 31, 2023.

Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of Common Stock.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Energy Evolution Master Fund, Ltd. 25025 I-45 North, Suite 420 The Woodlands, Texas 77380	5,466,637	(2)	24.19%
(1)	The percentage ownership for each person or entity is calculated in accordance with the rules of the SEC, which provide that any shares a person or entity is deemed to beneficially own by virtue of having a right to acquire shares upon the exercise of warrants are considered outstanding solely for purposes of calculating such person's percentage ownership.
(2)	Includes 500,000 shares of our Common Stock issuable upon exercise of $5.00 warrants.

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Michael R. Morrisett	1,533,883	(2)	6.72%

Thomas W. Pritchard	812,916	(3)	3.59%

Phil E. Mulacek	3,619,341		16.51%

Eugene J. Sweeney	161,000	(4)	*

Mason H. Matschke	661,396	(5)	3.13%

Benjamin J. Marchive II	7,000	(6)	*

Vice Admiral Andrew L. Lewis, USN (Ret.)	—		0%

J. Kevin Vann	—		0%

All executive officers and directors as a group (7 people)	5,982,620	(7)	25.62%

*Less than one percent.

(1)	The percentage ownership for each person is calculated in accordance with the rules of the SEC, which provide that any shares a person is deemed to beneficially own by virtue of having a right to acquire shares upon the exercise of options or vesting or settlement of restricted stock units are considered outstanding solely for purposes of calculating such person's percentage ownership.
(2)	The total includes options to purchase 1,099,100 shares of our Common Stock and restricted stock units for 10,000 shares of our Common Stock. Includes 375,000 shares of our Common Stock that Mr. Morrisett has pledged with a brokerage firm.
(3)	The total includes options to purchase 558,866 shares of our Common Stock. Includes 254,050 shares of our Common Stock that Mr. Pritchard has pledged with a brokerage firm.
(4)	The total includes options to purchase 125,000 shares of our Common Stock.
(5)	The total includes restricted stock units for 11,096 shares of our Common Stock.
(6)	The total includes restricted stock units for 6,000 shares of our Common Stock.
(7)	The total includes options to purchase 1,224,100 shares of our Common Stock and restricted stock units for 27,096 shares of our Common Stock.

EXECUTIVE OFFICERS

Our executive officers are elected annually by, and serve at the discretion of, our Board of Directors. Set forth below is information concerning our current executive officers. Biographical information for Michael R. Morrisett is set forth above under Proposal 1 Election of Directors.

Name	Age	Position(s)
Michael R. Morrisett	59	President, Chief Executive Officer and Director
Eugene J. Sweeney	55	Chief Operating Officer
Stephen L. Faulkner, Jr.	51	Chief Financial Officer and Chief Accounting Officer

Eugene J. Sweeney first served as our Vice President-Operations and then Chief Operations Officer from May 2021 until his promotion to Chief Operating Officer of Empire in February 2022. From 2018 to 2021, Mr. Sweeney served as VP of Well Interventions and Director of Well Interventions and Integrity for Cudd Energy Services, an integrated oil and gas field service provider, where he was responsible for technical, safety and financial oversight of domestic and international business units. His prior experience includes Central Operations and Engineering Leader for BP, an integrated energy company, from 2011 to 2018, where he reviewed and assisted in well design and contingency planning for all high-risk wells and headed BP Advocacy for API committees and Offshore Safety Council. Mr. Sweeney has over 25 years of extensive experience in engineering and operations leadership roles in the oil and gas industry. Mr. Sweeney is a Licensed Professional Engineer, Certified Petroleum Engineer of the Society of Petroleum Engineers (SPE) and member of the Society of Petroleum Evaluation Engineers (SPEE). He is a graduate of MIT (BS-Mechanical Engineering), University of Michigan (MS-Industrial Engineering) and Texas A&M (MS-Petroleum Engineering).

Stephen L. Faulkner, Jr. has served as our Chief Financial Officer since April 2023 and our Chief Accounting Officer since December 2022. He served as our Controller from December 2022 to April 2023. He served as Chief Financial Officer of the Lobeck Taylor Family Foundation, which supports entrepreneurial and innovation enterprises, from February 2022 until December 2022. From November 2014 to March 2021, he served as Vice President, Controller and Chief Accounting Officer of WPX Energy Inc., a publicly traded oil and gas exploration and production company with approximately $10 billion in assets prior to its merger with Devon Energy Corporation in 2021. He served as Accounting Director of WPX from January 2012 to November 2014. From September 2008 to December 2011, he was Director, Financial and Operational Reporting Group for the exploration and production business unit of The Williams Companies, Inc. and from April 1999 to May 2004, he was Manager, Financial Reporting of The Williams Companies. He served as Accounting Director with Vanguard Car Rental USA Inc. from May 2004 to May 2008. Mr. Faulkner was an auditor with Ernst & Young LLP from 1994 to April 1999. Mr. Faulkner has a Bachelor’s Degree in Accounting from Oklahoma State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation of our named executive officers for the years ended December 31, 2022 and 2021. On August 18, 2021, each of Messrs. Pritchard and Morrisett entered into an Employment Agreement with the Company. On September 13, 2022, Mr. Sweeney entered into an Employment Agreement with the Company. For additional information regarding their employment agreements, see “Employment Agreements” below. On March 16, 2023, Mr. Pritchard resigned as Chief Executive Officer and a director of the Company. For additional information, see “Executive Resignation” below.

Since no equity awards were granted to Messrs. Pritchard and Morrisett for 2021, an additional equity award was granted to each of them during 2022. Specifically, they each received (a) restricted stock units for 10,000 shares of our Common Stock with a grant date fair value of $118,000, which amount is included in the amount shown for the Stock Awards column for 2022 below and (b) stock options for 60,000 shares of our Common Stock with a grant date fair value of $283,728, which amount represents the amount shown in the Option Awards column for 2022 below. Pursuant to Mr. Sweeney’s Employment Agreement, Mr. Sweeney received 187,500 options in 2021 that vest on various dates through December 31, 2023. Mr. Sweeney is eligible for additional awards in 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thomas W. Pritchard Chief Executive Officer	2022	260,000	295,000	542,125	283,800	—	20,778 (2)	1,401,703
	2021	250,000	125,000	—	—	—	19,291 (3)	394,291
						—
Michael R. Morrisett President	2022	260,000	295,000	542,125	283,800	—	22,730 (2)	1,403,655
	2021	250,000	125,000	—	—	—	29,889 (3)	404,889

Eugene J. Sweeney Chief Operating Officer	2022	252,500	130,000	—	—	—	—	382,500

(1)	Represents the grant date fair value computed in accordance with ASC Topic 718, “Compensation – Stock Compensation,” which excludes the effect of estimated forfeitures. The assumptions used to value these awards are included in Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts shown do not represent the amounts paid to the executives.
(2)	All Other Compensation in 2022 consists of (a) premiums paid for life insurance in the amount of $5,163 for Mr. Pritchard and $10,225 for Mr. Morrisett and (b) vehicle allowances.
(3)	All Other Compensation in 2021 consists of (a) premiums paid for life insurance in the amount of $8,989 for Mr. Pritchard and $8,902 for Mr. Morrisett and (b) vehicle allowances and club dues.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth certain information regarding outstanding equity awards of our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($)
Thomas W. Pritchard	354,100 500,000(3)	— — 30,000(4) 30,000(5)	— — — —	1.32 1.40 11.80 11.80	4/2/2029 12/31/2030 8/28/2025 8/28/2026	35,000(2)	430,500	—	—
Michael R. Morrisett	589,100 500,000	— — 30,000(4) 30,000(5)	— — — —	1.32 1.40 11.80 11.80	4/2/2029 12/31/2030 8/28/2025 8/28/2026	35,000(2)	430,500	—	—
Eugene J. Sweeney	125,000	— 62,500	— —	12.20(6) 12.20(7)	11/25/2024 11/25/2024	—	—	—	—

(1)	Based on the closing price of $12.30 for our Common Stock on the last trading day of 2022 as reported on the NYSE American.
(2)	These restricted stock units vest as follows: 10,000 shares on March 31, 2023; 12,500 shares on June 25, 2023; 6,250 shares on November 11, 2023; and 6,250 shares on January 30, 2024. Mr. Pritchard forfeited/surrendered the rights to these restricted stock units in connection with his resignation.
(3)	Mr. Pritchard forfeited/surrendered 305,234 of the shares underlying this option in connection with his resignation.
(4)	This option vests as follows: 10,000 shares on each of February 28, 2023, 2024 and 2025. Mr. Pritchard forfeited 20,000 of the shares underlying this option in connection with his resignation.
(5)	This option vests as follows: 10,000 shares on each of February 28, 2024, 2025 and 2026. Mr. Pritchard forfeited all 30,000 shares underlying this option in connection with his resignation.
(6)	Mr. Sweeney’s Stock Option Agreements include a total of $536,000 cash component to assist with the cost of exercising the stock options to better align Mr. Sweeney with operational goals established by the Board.
(7)	Mr. Sweeney’s Stock Option Agreement includes a $262,500 cash component to assist with the cost of exercising the stock options to better align Mr. Sweeney with operational goals established by the Board.

Employment Agreements

Morrisett. On August 18, 2021 (the “Effective Date”), the Company entered into an Employment Agreement with Michael R. Morrisett, President of the Company.

The initial term of Mr. Morrisett’s Employment Agreement is three years; provided, however, that commencing on the third anniversary of the Effective Date of the Employment Agreement and each subsequent annual anniversary date, the term shall be automatically extended so as to terminate one year from such anniversary date, unless written notice of non-renewal is delivered by the Company or Mr. Morrisett within certain time periods.

Mr. Morrisett’s initial guaranteed minimum base salary is $250,000 per year (“Guaranteed Base Salary”), but to the extent that funds are available and subject to the discretion of the Board of Directors, the Company may pay Mr. Morrisett additional salary compensation up to the maximum amount of $35,000 per year. Mr. Morrisett is eligible to receive a target annual bonus of 100% of his Actual Base Salary (as defined in the Employment Agreement) for each calendar year during the term of the Employment Agreement, with the actual amount of such bonus determined at the discretion of the Board based on performance targets established by the Board. Mr. Morrisett is eligible to participate in the Company’s long-term equity incentive program adopted by the Board; provided that he is entitled to an annual award of 25,000 shares of Common Stock of the Company.

If Mr. Morrisett’s employment with the Company terminates for any reason, including Disability (as defined in the Employment Agreement) or death, Mr. Morrisett will be entitled to a lump sum cash payment consisting of his pro rata Actual Base Salary as earned and unpaid, and unreimbursed expenses, through the date of termination (collectively, the “Accrued Amounts”). In each case, any unvested equity awards held by Mr. Morrisett will vest and payout only in accordance with the applicable award agreements for such equity awards.

If Mr. Morrisett’s employment is terminated by the Company for convenience or Mr. Morrisett resigns for Good Reason (as defined in the Employment Agreement), then, in addition to the Accrued Amounts, Mr. Morrisett will be entitled to the following:

•	monthly payments of his Guaranteed Base Salary for the Severance Period; and
•	monthly payments equivalent to the cost of COBRA for a certain period of time.

Severance Period is defined in Mr. Morrisett’s Employment Agreement as 12 months if his employment is terminated on or before the first anniversary of the Effective Date and such period is increased by three months for each consecutive year that he remains employed by the Company; provided that the Severance Period can never be greater than 24 months. Payment of such amounts are conditioned on Mr. Morrisett’s execution and delivery to the Company of a waiver and release and his compliance with the covenants regarding confidentiality, non-competition, non-solicitation and intellectual property set forth in the Employment Agreement.

Pritchard. On August 18, 2021, the Company also entered into an Employment Agreement with Thomas W. Pritchard, Chief Executive Officer of the Company. The terms and conditions of Mr. Pritchard’s Employment Agreement are identical in all material respects to Mr. Morrisett’s Employment Agreement.

Sweeney. On September 13, 2022, the Company entered into an Employment Agreement with Eugene J. Sweeney, Chief Operating Officer of the Company.

The initial term of Mr. Sweeney’s Employment Agreement is two years; provided, however, that the Company and Mr. Sweeney may agree to renew and extend the term of the Employment Agreement for additional periods of 12 months.

Mr. Sweeney’s initial guaranteed minimum base salary is $260,000 per year (“Guaranteed Base Salary”). Mr. Sweeney is eligible for a performance bonus pursuant to which he will be eligible to receive a discretionary bonus for each complete calendar year based upon, among other things, Company performance and his work performance and contributions to the Company. Mr. Sweeney is also entitled to receive a guaranteed annual bonus equal to 50% of his Guaranteed Base Salary. Mr. Sweeney is also eligible to participate in the Company’s long-term equity incentive program adopted by the Board.

If Mr. Sweeney’s employment with the Company terminates for any reason, including Disability (as defined in the Employment Agreement) or death, Mr. Sweeney will be entitled to a lump sum cash payment consisting of his pro rata Actual Base Salary (as defined in the Employment Agreement) as earned and unpaid, and unreimbursed expenses, through the date of termination (collectively, the “Amounts Accrued”). In each case, any unvested equity awards held by Mr. Sweeney will vest and payout only in accordance with the applicable award agreements for such equity awards.

If Mr. Sweeney’s employment is terminated by the Company for convenience or Mr. Sweeney resigns for Good Reason (as defined in the Employment Agreement), then, in addition to the Amounts Accrued, Mr. Sweeney will be entitled to the following:

•	monthly payments of his Guaranteed Base Salary for 12 months; and

•	monthly payments equivalent to the cost of COBRA for a certain period of time.

Payment of such amounts are conditioned on Mr. Sweeney’s execution and delivery to the Company of a waiver and release and his compliance with the covenants regarding confidentiality, non-competition, non-solicitation and intellectual property set forth in the Employment Agreement.

Executive Resignation

In connection with Mr. Pritchard’s resignation, he entered into a release with the Company and although not required under his Employment Agreement with the Company, in recognition of his past service to the Company, the Company paid Mr. Pritchard severance benefits in the amount of $361,053, as set forth in Section 4.2 of his Employment Agreement, in one lump sum payment within 30 days after March 23, 2023, rather than in monthly installments. The Company also extended the period under which Mr. Pritchard has the right to exercise his outstanding vested non-qualified stock options from three months after the date of his termination of employment to September 16, 2024. In addition, Mr. Pritchard surrendered to the Company his rights to 340,234 shares underlying restricted stock units and options, as allowed by the terms of the release and the award agreements, in satisfaction of approximately $2.1 million of tax withholding obligations primarily associated with an April 2022 option exercise by Mr. Pritchard.

Pay Versus Performance

We are required by SEC rules to provide the following information about the relationship between executive compensation actually paid and our financial performance.

Pay Versus Performance Table. The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and (on average) to our other named executive officers (“non-PEO NEOs”) during the specified years alongside total shareholder return (“TSR”) and net income metrics. The TSR calculation assumes reinvestment of all dividends, if any, and reflects changes in our common share price since the initial investment date of December 31, 2020.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)
2022	$1,401,703	$1,467,909	$893,077	$ 990,310	$788	$ 7,084,130
2021	$ 394,291	$1,224,908	$404,889	$1,235,506	$774	$(18,614,962)
(1)	The PEO for each of 2022 and 2021 is Thomas W. Pritchard.
(2)	The non-PEO NEOs are Michael R. Morrisett and Eugene J. Sweeney for 2022 and Michael R. Morrisett for 2021.
(3)	To calculate CAP for the PEO and average CAP for the non-PEO NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation:

	PEO	Average non- PEO NEOs
2022 Total Compensation as Reported Add (Subtract):	$1,401,703	$893,077
Fair Value of Awards granted in the year (a)	(825,925)	(412,963)
Fair Value of Awards granted in the year at year end (b)	892,131	446,066
Change in fair value from end of prior fiscal year to end of current fiscal year for Awards made in prior fiscal years that were unvested at the end of the current fiscal year (b)	—	32,065
Change in fair value from end of prior fiscal year to vesting date for Awards made in prior fiscal years that vested during the current fiscal year (b)	—	32,065
Total Adjustments	66,206	97,233
Compensation Actually paid	$1,467,909	$990,310

	PEO	Average non- PEO NEOs
2021 Total Compensation as Reported Add (Subtract):	$394,291	$404,889
Fair Value of Awards granted in the year and unvested (a)	—	—
Fair Value of Awards granted in the year at year end (b)	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for Awards made in prior fiscal years that were unvested at the end of the current fiscal year (b)	830,617	830,617
Total Adjustments	830,617	830,617
Compensation Actually paid	$1,224,908	$1,235,506
(a)	Represents the grant date fair value of equity-based awards granted each year.
(b)	The fair value or change in fair value of options was determined by reference to a Black-Scholes value as of the applicable year-end or vesting date, determined based on the same methodology as used to determine the grant date fair value but using the closing stock price on the applicable revaluation date as well as the volatility and risk free rates determined as of the revaluation dates based on expected life period. The fair value or change in fair value of other awards was determined using the closing stock price on the applicable revaluation date.

Relationship Between Compensation Actually Paid Disclosed in the Pay Versus Performance Table and TSR and our Net Income (Loss).

DIRECTOR COMPENSATION

Annual compensation for non-employee Board members, as established in April 2023, is as follows (with pro-rata adjustments based on date of service as necessary):

•	Non-employee Board members receive an annual cash retainer of $80,000;
•	Chairman of the Board, if a non-employee director, receives an additional quarterly cash retainer of $9,000;
•	Chairman of the Audit Committee receives restricted stock units for 5,000 shares of our Common Stock, effective July 2023;
•	Non-employee Board members receive a quarterly cash retainer of $3,000 for each committee they serve on, effective January 2023;
•	Non-employee Board members receive a quarterly cash retainer of $2,500 for in person Board meetings that occur during a quarter, effective January 2023; and
•	Non-employee Board members receive restricted stock units and/or stock options for shares of our Common Stock of $50,000 in aggregate value per quarter, effective July 2023.

We reimburse all directors for out-of-pocket expenses in connection with attending Board and committee meetings. We do not pay our employees who serve on the Board of Directors any additional compensation for Board membership.

Mr. Mulacek, Chairman of the Board, has waived for 2023 his additional quarterly cash retainer for serving as Chairman of the Board.

Director Compensation Table for 2022

The following table sets forth a summary of the compensation earned, paid or awarded to our non-employee directors for the year ended December 31, 2022. Mr. Kamin retired as a director on April 30, 2022. Mr. Lewis became a director on April 30, 2022.

In conjunction with our growth and significant investment in us by certain stockholders, the Board was reconstituted during 2021 by the addition of Messrs. Mulacek, Marchive and Matschke. Since no equity awards were granted to any of the non-employee directors for 2021, an additional equity award was granted to each of the non-employee directors, other than Mr. Lewis, during 2022. Furthermore, for the first year following the reconstitution of the Board and the additional responsibilities of the Board during the first year, the amount of equity awards granted were intended to be higher for each non-employee director and will be lower for 2023 as set forth above.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Anthony N. Kamin	38,666	130,933(4)	169,599

Andrew L. Lewis	53,333	302,950	356,283

Benjamin J. Marchive II	80,000	579,750	659,750

Mason H. Matschke	80,000	639,883	719,883

Phil E. Mulacek	116,000	579,750	695,750

(1)	This table excludes Messrs. Pritchard and Morrisett who were officers and employees of the Company during 2022 and thus received no compensation for service as a director during 2022. The compensation received by each of Messrs. Pritchard and Morrisett as an officer and employee is shown in the Summary Compensation Table above.
(2)	These amounts represent annual retainer fees for non-employee directors and the quarterly retainer fee for the Chairman of the Board.
(3)	These amounts represent the grant date fair value computed in accordance with ASC Topic 718, “Compensation – Stock Compensation,” which excludes the effect of estimated forfeitures of restricted stock units granted to the directors. The restricted stock units are subject to forfeiture provisions, which generally lapse 13 months after the date of the grant. The assumptions used to value these stock awards are included in Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts shown do not represent amounts paid to the directors. As of December 31, 2022, (a) Mr. Kamin had no outstanding stock awards or option awards and (b) each other director had outstanding restricted stock units for the following aggregate number of shares: Andrew Lewis: 20,000; Phil E. Mulacek: 36,000; Benjamin J. Marchive II: 36,000; and Mason H. Matschke: 41,096.
(4)	This amount represents the grant date fair value of restricted stock units granted to Mr. Kamin, all of which were forfeited upon his retirement as a director.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, concerning shares of our Common Stock authorized for issuance under our existing equity compensation plans.

On April 3, 2019, the Board of Directors adopted the 2019 Incentive Plan. The total number of shares of our Common Stock that may be issued pursuant to stock options under the 2019 Incentive Plan is 2,500,000. Further, on April 3, 2019 the Company granted Mr. Pritchard and Mr. Morrisett each options to purchase 625,000 shares of our Common Stock at an exercise price of $1.32 per share. On December 31, 2020, the Company granted certain members of management and a member of the Board of Directors options to purchase 1,250,000 shares of our Common Stock at an exercise price of $1.40 per share. As of December 31, 2022, all of the outstanding options under the 2019 Incentive Plan were vested and expire in April 2029. As a result of the adoption of the 2021 Incentive Plan, no further grants will be made under the 2019 Incentive Plan.

On August 27, 2021, the Board of Directors adopted the 2021 Incentive Plan, which was subsequently approved by stockholders of the Company. The total number of shares of our Common Stock that may be issued pursuant to the 2021 Incentive Plan is 750,000. As a result of the adoption of the 2022 Incentive Plan, no further grants will be made under the 2021 Incentive Plan.

On June 30, 2022, the Board of Directors adopted the 2022 Incentive Plan, which was subsequently approved by the stockholders of the Company on August 26, 2022. The total number of shares of our Common Stock that may be issued pursuant to the 2022 Incentive Plan is 750,000.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
2019 Incentive Plan: Equity compensation plans not approved by security holders	1,943,200		$1.36		—

2022 Incentive Plan and 2021 Incentive Plan: Equity compensation plans approved by security holders	624,280	(1)	$10.14	(1)	313,220	(2)

Total	2,567,480				313,220

(1)	Includes 187,780 shares issuable upon vesting or settlement of restricted stock units, which units have no exercise price. The weighted average exercise price does not take these restricted stock units into account. Also reflects the impact of a cash component to assist with the cost of exercising certain stock options.
(2)	Represents shares of our Common Stock available for issuance under the 2022 Incentive Plan pursuant to stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units, cash-based awards and other stock-based awards. All of these shares may be awarded as restricted stock, restricted stock units, performance shares or units, cash-based awards and other stock-based awards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its responsibilities for the general oversight of the integrity of our financial statements and our financial reporting process, including our system of internal control over financial reporting. Management has the primary responsibility for the financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of our financial statements in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee monitors these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2022 with management and with Grant Thornton. In this context, the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2022 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Mason H. Matschke, Chairman
Andrew L. Lewis (since April 30, 2022)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter provides that our Audit Committee shall review and approve or ratify any transaction between us and a related person, which is required to be disclosed under the rules of the SEC. For purposes of this requirement, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. During its review and approval or ratification of a transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters the Audit Committee deems appropriate.

Related Party Transactions

On August 6, 2020, the Company, through its wholly owned subsidiary, Empire Texas, entered into a joint development agreement (the “JDA”) with Petroleum & Independent Exploration, LLC and related entities (“PIE”), dated August 1, 2020. PIE is controlled by the chairman of our Board of Directors (Phil E. Mulacek). Under the terms of the JDA, PIE will perform recompletion or workover on specified mutually agreed upon wells (“Workover Wells”) owned by Empire Texas. To fund the work, PIE entered into a term loan agreement with Empire Texas dated August 1, 2020, whereby PIE will loan up to $2,000,000, at an interest rate of six percent per annum, maturing August 7, 2024 unless terminated earlier by PIE. Proceeds of the loan will be used for recompletion or workover of the Workover Wells. As of December 31, 2022 and 2021 approximately $1,100,000 and $800,000, respectively, was outstanding under the loan. As part of the JDA, Empire Texas will assign to PIE a combined 85 percent working and revenue interest in the Workover Wells; an assignment was completed in October 2020 for the initial three Workover Wells. Of the assigned interest, 70 percent working and revenue interest will be used to repay the obligations under the term loan agreement. Once the term loan is repaid, PIE will reassign a 35 percent working and revenue interest to Empire Texas in each of the Workover Wells and retain a 50 percent working and revenue interest. To the extent the cash flows from the revenue interest are insufficient to repay the obligations under the term loan, the Company remains required to repay the obligation. Neither PIE nor Phil E. Mulacek was a related party at the time the Company entered into the joint development agreement and loan agreement. Our Board of Directors approved the joint development agreement and loan agreement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Based solely on a review of the reports filed with the SEC and any written representations that no other reports were required during the year ended December 31, 2022, to our knowledge, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners during the year ended December 31, 2022 were complied with on a timely basis, except that (a) Mr. Matschke inadvertently reported on a Form 4 an incorrect amount of a warrant exercise which was later corrected on an amendment to such Form 4, (b) Mr. Mulacek filed one report one day late covering one transaction, and (c) Mr. Marchive filed one report four days late covering one transaction.

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this proxy statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matters properly come before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2022, which is required to be filed with the SEC, will be made available to stockholders to whom this proxy statement is mailed, without charge, upon written or oral request to Secretary, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, telephone number: (539) 444-8002. Our Annual Report on Form 10-K also may be accessed through our website at https://empirepetroleumcorp.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 9, 2023:

Stockholders may view this proxy statement, our form of proxy and our 2022 Annual Report to Stockholders over the Internet by accessing our website at https://empirepetroleumcorp.com. Information on our website does not constitute a part of this proxy statement.

By Order of the Board of Directors,

Michael R. Morrisett
President, Chief Executive Officer and Secretary

May 1, 2023

Tulsa, Oklahoma

ANNEX A

Empire Petroleum Corporation

2023 Stock and Incentive Compensation Plan

Effective as of June 9, 2023

Empire Petroleum Corporation

2023 Stock and Incentive Compensation Plan

Article 1.

Establishment, Purpose, and Duration

1.1      Establishment of this Plan. Empire Petroleum Corporation, a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the 2023 Stock and Incentive Compensation Plan (this “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

This Plan shall become effective, if approved by the Board and stockholders, on June 9, 2023 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 of this document.

1.2       Purpose of this Plan. The purpose of this Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants on whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.

1.3      Duration of this Plan. This Plan shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

1.4       Successor Plan. This Plan shall serve as the successor to the Empire Petroleum Corporation 2022 Stock and Incentive Compensation Plan (the “Predecessor Plan”), and no further grants shall be made under the Predecessor Plan from and after the Effective Date of this Plan.

Article 2.

Definitions

Whenever used in this Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Administrator” means the Board, or, if and to the extent the Board does not administer this Plan, the Committee in accordance with Article 3.

“Affiliate” shall have the meaning given to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms and provisions of this Plan.

“Award Agreement” means either (a) a written agreement, including through an electronic medium, entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (b) a written statement, including through an electronic medium, issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning given to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted under Article 10, the value of which is denominated in cash as determined by the Administrator and which is not any other form of Award described in this Plan.

“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant, or if any such agreement does not define “Cause,” Cause means termination of employment for one of the following reasons: (a) misconduct in or neglect of the responsibilities of Participant in his or her position with the Company or any Affiliate; (b) committing any act of dishonesty or fraud or any crime affecting the Company’s or any Affiliate’s assets or reputation; (c) conviction of any felony; (d) engaging in any business competing with the Company or any Affiliate; (e) disclosing Company or any Affiliate proprietary information without prior authorization; (f) conduct on the part of Participant that makes his or her continued employment prejudicial to the Company’s or Affiliate’s best interest; (g) misappropriation of any corporate asset; or (h) any material violation of any Company or any Affiliate policy; in each case, as determined by the Board.

“Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Voting Power of all the then outstanding Voting Securities;

(b)    any Person purchases or otherwise acquires under a tender offer, securities of the Company representing more than fifty percent (50%) of the total Voting Power of all the then outstanding Voting Securities;

(c)    individuals who, as of the Effective Date, constitute the Board of Directors (together with any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors of the Company then still in office who either were directors on the Effective Date or whose election or nomination for election was previously so approved but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute a majority of the members of the Board of Directors;

(d)    the consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total Voting Power represented by the Voting Securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; or

(e)    the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any Person;

provided, however, that neither the segregation and/or separation of Green Tree New Mexico, LLC, a/k/a Empire New Mexico LLC from the Company to its stockholders, nor the actions taken in connection with adding directors to the Board and classifying the Board into Common Directors and Series A Directors shall constitute a Change of Control.

If required for compliance with Code Section 409A, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Administrator may, in its sole discretion and without a Participant’s consent, amend the definition of “Change of Control” to conform to the definition of “Change of Control” under Code Section 409A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Code Section 409A” means Section 409A of the Code, Treasury regulations thereunder and applicable guidance from the Internal Revenue Service.

“Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer this Plan. To the extent applicable or necessary to qualify an Award for favorable treatment under the Exchange Act, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director who shall also satisfy all of the requirements of the definition of “Non-Employee Director” set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and (b) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed. If at any time or to any extent the Board shall not administer this Plan, then the functions of the Administrator specified in this Plan shall be exercised by the Committee. Except as otherwise provided in a Charter governing operation of the Committee or in the Company’s Bylaws, as amended from time to time, any action of the Committee with respect to the administration of this Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

“Company” means Empire Petroleum Corporation, a Delaware corporation, and any successor thereto as provided in Article 17.

“Consultant” means an individual who provides bona fide services to the Company or an Affiliate, other than as an Employee or a Non-Employee Director.

“Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in this Plan, or on such other terms and conditions as may, in the judgment of the Administrator, be necessary or desirable to further the purposes of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Executive Officer” means an Employee who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.

“Fair Market Value” or “FMV” means, as of any given date, a price that is based on the closing sales price of a Share on the principal stock exchange on which the Shares are traded or, if there is no such sale for such date, then on the last previous day on which a sale was reported. If Shares are not traded on an established stock exchange, FMV shall be determined in good faith by the Administrator in such manner as it deems appropriate, in accordance with Code Section 409A and, if applicable, the applicable provisions of the Code with respect to ISOs.

“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

“Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7.

“Good Reason” in respect of any Change of Control has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Good Reason,” Good Reason means a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:

(a)                 The assignment to the Employee of any duties materially inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held immediately before the Change of Control, or any other action by the Company or an Affiliate which results in a diminution in such position, compensation, benefits, authority, duties or responsibilities;

(b)                 Requiring the Employee to be based as his/her regular or customary place of employment at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately before the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately before the Change of Control, in each case except for travel reasonably required in the performance of the individual’s responsibilities;

(c)                Any reduction by more than fifteen percent (15%) in the Employee’s annual base salary or annual bonus opportunity, in each case as in effect immediately before the Change of Control; or

(d)                Any reduction by more than fifteen percent (15%) in the overall level of the Employee’s benefits (as in effect immediately before the Change of Control) under the Company’s or Affiliate’s group life insurance, medical, health, accident, disability, incentive, savings and retirement plans including all tax qualified and nonqualified plans or programs.

“Grant Price” means the price against which the amount payable is determined on exercise of a SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

“Non-Employee Director” means a member of the Board of Directors of the Company who is not an Employee.

“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms and provisions of this Plan.

“Option Price” means the price at which a Share may be purchased by a Participant under an Option, as determined by the Administrator.

“Participant” means an Employee, a Non-Employee Director or a Consultant who has been selected to receive an Award, or who has an outstanding Award granted under this Plan.

“Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals.

“Performance Goal” means a performance criterion selected by the Administrator for a given Award for purposes of Article 11 based on one or more of the Performance Measures.

“Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Administrator, determine the vesting, payability, or value of an Award of Performance-Based Compensation.

“Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted under Article 9 and subject to the terms and provisions of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Performance Unit” means an Award granted under Article 9 and subject to the terms and provisions of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or on the occurrence of other events as determined by the Administrator, in its discretion.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (a) the Company or any Affiliate, (b) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate, or (c) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Shares.

“Predecessor Plan” means the Empire Petroleum Corporation 2022 Stock and Incentive Compensation Plan.

“Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 and subject to the terms and provisions of this Plan.

“Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 and subject to the terms and provisions of this Plan.

“Shares” means the shares of common stock of the Company, $0.001 par value per Share.

“Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, under the terms of Article 7 and subject to the terms and provisions of this Plan.

“Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 and subject to the terms and provisions of this Plan, and not otherwise described by the terms of this Plan.

“Tandem SAR” means a SAR that the Administrator specifies is granted in connection with a related Option under Article 7 and subject to the terms and provisions of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled). Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Administrator at time of grant.

“Voting Power” shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3.

Administration

3.1     General. The Administrator shall be responsible for administering this Plan. The Administrator may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Administrator, the Company, and its officers and directors shall be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator shall be final, conclusive, and binding on the Participants, the Company, and all other interested parties. Any and all powers, authorizations and discretions granted by the Board to the Committee under this Plan shall likewise be exercisable at any time by the Board.

3.2       Authority of the Administrator. The Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering this Plan as the Administrator may deem necessary or proper. Subject to Article 14 with respect to a Change of Control, such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, extending the term or period of exercisability of any Award, except as prohibited for an Award that is intended to comply with Code Section 409A, accelerating the time or times at which any Award becomes vested, unrestricted or may be exercised, waiving any terms or conditions applicable to any Award and, subject to Article 15, adopting modifications and amendments, or subplans to this Plan (as described in Section 18.5) or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.

3.3       Delegation. The Administrator may delegate to one or more of its members or to one or more officers of the Company or Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Administrator may not delegate any of its non-administrative powers to any such officer for Awards granted to a Participant who is considered to be an Executive Officer, a Non-Employee Director or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; and provided further, that the member(s) or officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted under the authority delegated under this Section 3.3. Subject to the terms of the previous sentence, the Administrator may delegate to any individual(s) such administrative duties or powers as it may deem advisable.

Article 4.

Shares Subject to this Plan and Maximum Awards

4.1       Number of Shares Available for Awards.

(a)             BASIC LIMITATION. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. Subject to adjustment as provided in Section 4.2, the maximum number of Shares available for issuance to Participants under this Plan shall be Seven Hundred Thousand (700,000) (such total number of Shares, including such adjustment, the “Total Share Authorization”).

(b)              SHARE COUNT. The total number of Shares subject to SARs that are exercised and settled in Shares, and the total number of Shares subject to Options that are exercised, shall be counted in full against the number of Shares available for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of the SARs or Options. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under this Plan. Except as provided in the next sentence, Shares that are subject to Awards that are forfeited, are terminated, fail to vest or for any other reason are not paid or delivered, shall again become available for Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or SAR, as well as any Shares exchanged by a Participant or withheld by the Company or an Affiliate to satisfy the tax withholding obligations related to any Option or SAR, shall not be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award other than an Option or SAR, as well as any Shares exchanged by a Participant or withheld by the Company or an Affiliate to satisfy the tax withholding obligations related to any Award other than an Option or SAR, shall be available for subsequent Awards under this Plan.

(c)             SHARE LIMITS. The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be Seven Hundred Thousand (700,000). This Plan limits the Awards granted under this Plan to the Total Share Authorization, which may be granted in any one or combination of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards (capped at the grant date Fair Market Value of the cumulative number of Shares remaining available for issuance to Participants under this Plan), or Stock-Based Awards.

(d)                 RESERVATION OF SHARES. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under this Plan (exclusive of (i) any Awards payable in cash and (ii) any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash).

4.2       Equitable Adjustments. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Administrator, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, the Award Limits, and any other value determinations applicable to outstanding Awards or to this Plan provided that any such substitution or adjustment with respect to an ISO is made in accordance with Section 424(h) of the Code. The Administrator, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available under this Plan, the Administrator may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the Administrator may amend this Plan, or adopt supplements to this Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

Article 5.

Eligibility and Participation

5.1       Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors and Consultants.

5.2      Actual Participation. Subject to the terms and provisions of this Plan, the Administrator may from time to time, select from all eligible Employees and Non-Employee Directors and Consultants, those to whom Awards shall be granted and shall determine in its sole discretion, the nature, terms, and amount of each Award.

Article 6.

Stock Options

6.1       Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and on such terms, and at any time and from time to time as shall be determined by the Administrator; provided, however, that ISOs may be granted only to Employees (as permitted under Code Section 422). Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, and (b) the Effective Date.

6.2       Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, and any such other provisions as the Administrator shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3       Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Administrator and shall be specified in the Award Agreement, but in no event shall the Option Price be less than the FMV of a Share on the date of grant.

6.4       Duration of Options. Each Option granted to a Participant shall expire at such time as the Administrator shall determine at the time of grant; provided, however, no Option shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

6.5       Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6      Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures which may be authorized by the Administrator, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price on exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); (d) subject to such requirements as may be imposed by the Administrator, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (e) by any other method approved or accepted by the Administrator in its sole discretion subject to such rules and regulations as the Administrator may establish. Unless otherwise determined or accepted by the Administrator, all payments in cash shall be paid in United States dollars.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment (including satisfaction of any applicable tax withholding requirements), the Administrator shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based on the number of Shares purchased under the Option(s), net of any Shares sold in a broker assisted transaction to satisfy the purchase price for the Shares being purchased and net of any Shares withheld to satisfy tax withholding obligations.

6.7       Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired under the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired under exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.

6.8       Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under this Article 6, and may reflect distinctions based on the reasons for termination.

6.9       Nontransferability of Options.

(a)                 INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)                 NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Administrator, NQSOs granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code) or to a trust of which the Participant is and remains the sole beneficiary for his lifetime. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Administrator, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant or, in the case of NQSOs transferred pursuant to a qualified domestic relations order, a Participant’s former spouse.

6.10     Notification of Disqualifying Disposition. The Participant will notify the Company on the disposition of Shares issued under the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

6.11     $100,000 Annual Limit on ISOs. Notwithstanding any contrary provision in this Plan, to the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any single calendar year (under this Plan and any other stock option plans of the Company and Affiliates) exceeds the sum of $100,000, such ISO shall automatically be deemed to be a Nonqualified Stock Option, but only to the extent in excess of the $100,000 limit, and not an ISO. In such event, all other terms and provisions of such Option grant shall remain unchanged. This paragraph shall be applied by taking ISOs into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code.

6.12     ISO Grants to 10% Stockholders. Notwithstanding any contrary provision in this Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Option Price shall be at least one hundred and ten percent (110%) of the FMV of a Share on the date of grant.

6.13     Dividends and Dividend Equivalents. In no event shall dividends or dividend equivalents be granted alone or in conjunction with any Option under this Plan.

Article 7.

Stock Appreciation Rights

7.1       Grant of SARs. Subject to the terms and provisions of this Plan, SARs may be granted to Participants at any time and from time to time and on such terms as shall be determined by the Administrator. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Administrator and shall be specified in the Award Agreement, but in no event shall the Grant Price be less than the FMV of a Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2       SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Administrator shall determine.

7.3       Term of SAR. The term of a SAR granted under this Plan shall be determined by the Administrator, in its sole discretion, and specified in the SAR Award Agreement; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

7.4       Exercise of Freestanding SARs. Freestanding SARs may be exercised on whatever terms and conditions the Administrator, in its sole discretion, imposes.

7.5       Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6       Payment of SAR Amount. On the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                 The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b)                 The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment on SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR), in some combination thereof, or in any other form approved by the Administrator at its sole discretion. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR or reserved for later determination by the Administrator.

7.7       Termination of Employment or Service. Each Award Agreement shall set forth provisions relating to the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.

7.8       Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Administrator, a SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or, only in the case of SARs that are in tandem with NQSOs, pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code). Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Administrator, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant or, in the case of SARs in tandem with NQSOs transferred pursuant to a qualified domestic relations order, a Participant’s former spouse.

7.9       Other Restrictions. Without limiting the generality of any other provision of this Plan, the Administrator may impose such other conditions and/or restrictions on any Shares received on exercise of a SAR granted under this Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of a SAR for a specified period of time.

7.10     Dividends and Dividend Equivalents. In no event shall dividends or dividend equivalents be granted alone or in conjunction with any SAR under this Plan.

Article 8.

Restricted Stock and Restricted Stock Units

8.1       Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and on such terms as the Administrator shall determine.

8.2       Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Administrator shall determine.

8.3       Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or on earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Administrator. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Administrator.

8.4      Other Restrictions. The Administrator shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company on vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Administrator and subject to Section 18.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Administrator, in its sole discretion, shall determine.

8.5       Certificate Legend. In addition to any legends placed on certificates under Section 8.4, each certificate representing Shares of Restricted Stock granted under this Plan may bear a legend such as the following:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Empire Petroleum Corporation.

8.6       Voting Rights. To the extent provided by the Administrator in the Award Agreement, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7       Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units may, if the Administrator so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Administrator in its sole discretion; provided, however, that all such dividends and dividend equivalents shall be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to the related Shares of Restricted Stock or Restricted Stock Units, and a Participant shall only be entitled to receive an amount in respect of dividends or dividend equivalents paid on Restricted Stock or Restricted Stock Units in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed. The Administrator may apply any restrictions to the dividends or dividend equivalents that the Administrator deems appropriate. The Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8       Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right or obligation to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service with the Company or Affiliates. These provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

8.9      Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV), in some combination thereof, or in any other form determined by the Administrator at its sole discretion. The Administrator’s determination regarding the form of payout shall be set forth in the Award Agreement pertaining to the grant of the Restricted Stock Unit or reserved for later determination by the Administrator.

Article 9.

Performance Shares and Performance Units

9.1       Grant of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and on such terms as the Administrator shall determine.

9.2       Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Administrator at the time of grant which shall in no event be less than the FMV of a Share. The Administrator shall set performance criteria for a Performance Period in its sole discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Administrator and documented in the Award Agreement the value and/or number of Performance Shares or Performance Units that will be paid to the Participant and whether a Participant shall be entitled to receive the value equivalent to any dividends paid during the Performance Period on the number of Shares that equals the Performance Shares or Performance Units granted to a Participant; provided, however, that a Participant shall only be entitled to receive an amount in respect of dividends paid on Shares to the extent the underlying Performance Shares/Performance Units have been earned by achievement of the corresponding performance criteria.

9.3     Earning of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received under such Award for a specified period of time.

9.4       Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms and provisions of this Plan, the Administrator, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units and, if applicable, the value equivalent of any dividends paid in respect thereof, at the close of the applicable Performance Period or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.

9.5       Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or service with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

9.6       Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Administrator, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code).

Article 10.

Cash-Based Awards and Stock-Based Awards

10.1     Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and on such terms as the Administrator may determine.

10.2     Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Administrator. For each Cash-Based Award, the Administrator may establish performance criteria in its discretion. If the Administrator exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Administrator, to the extent to which the performance criteria are met.

10.3     Payment in Consideration of Cash-Based Awards. Subject to the terms and provisions of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of a Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.

10.4    Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Administrator. Subject to the terms and provisions of this Plan, the Administrator, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Administrator). Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The determination of the Administrator with respect to the form and timing of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination by the Administrator.

10.5     Stock-Based Awards. The Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Administrator shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.6     Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.

10.7     Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Administrator, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined under Section 414(p) of the Code).

10.8.    Dividends and Other Distributions. During the Period of Restriction, Participants holding Stock-Based Awards or Cash-Based Awards payable in the form of Shares may, if the Administrator so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Administrator in its sole discretion; provided, however, that all such dividends and dividend equivalents shall be subject to the same vesting, forfeiture restrictions and/or performance criteria applicable to such related Stock-Based Award or Cash-Based Award, and a Participant shall only be entitled to receive an amount in respect of dividends or dividend equivalents paid on such Stock-Based Award or Cash-Based Award in the event and to the extent that such vesting conditions and/or performance criteria have been satisfied or achieved and any forfeiture restrictions have been satisfied and removed. The Administrator may apply any restrictions to the dividends or dividend equivalents that the Administrator deems appropriate. The Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units.

Article 11.

Performance Measures

Notwithstanding any other terms of this Plan, the vesting, payment, or value (as determined by the Administrator) of each Award that, at the time of grant, the Administrator intends to be Performance-Based Compensation shall be determined by the attainment of one or more Performance Goals as determined by the Administrator. The Administrator shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards prior to the period to which the Performance Goal(s) relate(s) or at such later date as determined by the Administrator in its sole discretion, provided that the outcome of such Performance Goal(s) is substantially uncertain. In no case may the Administrator increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Administrator may retain the discretion to reduce the value below such maximum.

The Performance Goal(s) on which the payment or vesting of an Award shall be based on one or more of the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net operating profit;
(d)	Operating income;
(e)	Operating income per share;
(f)	Return measures (including, but not limited to, return on assets, return on capital, return on invested capital and return on equity, sales or revenue);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, free cash flow margin and cash flow return on capital or investments);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization and impairment of intangible assets;
(i)	Margins (including, but not limited to, gross or operating margins);
(j)	Share price (including, but not limited to, growth measures and total stockholder return);
(k)	Working capital targets;
(l)	Revenue or sales growth or growth in backlog;
(m)	Net asset value or growth of assets;
(n)	Productivity ratios;
(o)	Expense targets;
(p)	Reserve value;
(q)	Production volumes;
(r)	Reserve addition or replacement;
(s)	Finding and development costs;
(t)	Acreage leased;
(u)	Addition of new plays;
(v)	Addition of new geographic areas;
(w)	Operating efficiency;
(x)	Customer satisfaction;
(y)	Employee satisfaction;
(z)	Measures of health, safety or environment;
(aa)	Market share;
(bb)	Credit quality (including, but not limited to, days sales outstanding);
(cc)	Economic value added;
(dd)	Price earnings ratio;
(ee)	Improvements in capital structure;
(ff)	Compliance with laws, regulations and policies; and
(gg)	Such other measurers selected or defined by the Administrator at the time such Performance Measures are established.

Any Performance Measure(s) may be used to measure the performance of the Company and/or Affiliate as a whole or any business unit of the Company and/or Affiliate or any combination thereof, as the Administrator may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. In the Award Agreement, the Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).

The Administrator may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) impairment or asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report on Form 10-K for the applicable year; (f) items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; and (i) unrealized gains or losses with respect to hedging obligations.

Article 12.

Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Administrator by using forms and following procedures approved or accepted by the Administrator for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the foregoing, the Administrator may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

Article 13.

Rights of Participants

13.1     Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer on any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms and provisions of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Administrator without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.

For purposes of this Plan, unless otherwise provided by the Administrator, transfer of employment of an Employee between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Administrator may stipulate in an Employee’s Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun-off from the Company or an Affiliate, if any, shall not be deemed a termination of employment for purposes of an Award.

13.2     Participation. No Employee shall have the right to be selected to receive an Award. No Employee, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

13.3     Rights as a Stockholder. Except to the extent otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14.

Change of Control

(a)                   ALTERNATIVE AWARDS. In the event of a Change of Control, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Administrator reasonably determines in good faith before the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 17; provided that any such Alternative Award must:

(i)              Be based on stock which is traded on an established U.S. securities market, or that the Administrator reasonably believes will be so traded within sixty (60) days after the Change of Control;

(ii)             Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii)           Have at least substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(iv)            Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated not for Cause or terminated by the Participant for Good Reason within two (2) years following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer, exercisability, vesting or target payout opportunities applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(b)                  ACCELERATED VESTING AND PAYMENT. Unless otherwise provided for in the Award Agreement, in the event of a Change of Control, if the Administrator reasonably determines in good faith before the occurrence of a Change of Control that any Award shall not be honored or assumed and that an Alternative Award meeting the conditions of clauses (i) through (iv) in Article 14(a) above shall not be provided by any successor, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(i)              Any and all Options and SARs granted under this Plan shall become immediately exercisable;

(ii)             Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

(iii)          The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including, but not limited to, Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:

(A)       The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

(B)       Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; and

(iv)            On a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Administrator shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Administrator.

Article 15.

Amendment, Modification, Suspension, and Termination

15.1     Amendment, Modification, Suspension, and Termination. The Administrator may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:

(a)                  Without the prior approval of the Company’s stockholders and except as provided in Section 4.2, Options and SARs issued under this Plan will not be repriced, replaced or regranted (i) through cancellation, whether in exchange for cash or another type of award, (ii) by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR or (iii) by replacing a previously granted Option or SAR with a new Option with a lower Option Price or a new SAR with a lower Grant Price.

(b)                  To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement.

15.2     Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

15.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

Article 16.

Withholding Taxes

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under this Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, however, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (a) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (b) by delivering already owned unrestricted Shares, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations as determined by the Company (with any fractional share amounts resulting therefrom settled in cash). Such withheld or already owned and unrestricted Shares shall be valued at their FMV on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Article 17.

Successors

Any obligations of the Company or an Affiliate under this Plan with respect to Awards granted under this Plan, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 18.

General Provisions

18.1     Forfeiture Events. Without limiting in any way the generality of the Administrator’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other obligation (by agreement or otherwise) that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.

This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material non-compliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

18.2     Legend. The certificates for Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.

18.3     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan before:

(a)                  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.4     Investment Representations. The Administrator may require each Participant, as a condition to the receipt of Shares under an Award under this Plan, to represent and warrant in good faith and in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.5     Employees Based Outside of the United States. Without limiting in any way the generality of the Administrator’s powers under this Plan, including, but not limited to, the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees, the Administrator, in its sole discretion, shall have the power and authority, notwithstanding any provision of this Plan to the contrary, to:

(a)                  Determine which Affiliates shall be covered by this Plan;

(b)                  Determine which Employees outside the United States are eligible to participate in this Plan;

(c)                Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d)                Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Administrator shall be attached to this Plan document as appendices; and

(e)                  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the foregoing, the Administrator may not take any actions under this Plan and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

18.6     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

18.7     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken under its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate signs an Award Agreement instead of the Company, the Award shall be a general, unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made under this Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

18.8     No Fractional Shares. No fractional Shares shall be issued or delivered under this Plan or any Award Agreement. In such an instance, unless the Administrator determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated. The Administrator may pay cash in lieu of any fractional Shares in settlement of Awards under the Plan.

18.9     Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.

18.10  No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

18.11  Six-Month Delay for Specified Employees. Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Code Section 409A for a “specified employee” (within the meaning of Code Section 409A), then if a Participant is a “specified employee,” any such payment that the Participant would otherwise be entitled to receive during the first six months following a “separation from service” (as defined in Code Section 409A) shall be accumulated and paid or provided, as applicable, within ten (10) days after the date that is six months following such separation from service, or such earlier date upon which such amount can be paid or provided under Code Section 409A without being subject to such additional taxes and interest imposed pursuant to Code Section 409A and related provisions of the Code.

18.12  Separation from Service. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Code Section 409A upon or following a termination of employment or service, unless such termination is also a “separation from service” within the meaning of Code Section 409A and the payment thereof prior to a “separation from service” would violate Code Section 409A. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “retirement,” “termination,” “termination of employment,” “termination for Good Reason,” “termination of service,” or like terms shall mean “separation from service.”

18.13  Section 457A. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code (“Section 457A”) and all regulations, guidance, compliance programs and other interpretative authority thereunder, such that there are no adverse tax consequences, interest or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt this Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

18.14   Compliance with Code Section 409A. It is intended that the Awards granted under this Plan shall be exempt from, or in compliance with, Code Section 409A. This Plan is intended to comply with Code Section 409A only if and to the extent applicable. In this respect, any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Code Section 409A. To the extent that an Award, issuance and/or payment is subject to Code Section 409A, it shall be awarded, issued and paid in a manner that will comply with Code Section 409A, as determined by the Administrator. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A.

If any provision of this Plan (or of any Award) would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall, after consultation with the Participant, reform such provision to comply with Code Section 409A to the extent permitted under Code Section 409A; provided, however, the Company agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.

18.15    Maximum Vesting. No Award shall become vested and exercisable later than five (5) years after the date of the grant.

18.16   Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Article 19.

Legal Construction

19.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.2     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under this Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4     Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Control Number:	Registration:	Shares:

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 8, 2023.
Online Go to http://onlineproxyvote.com/epc/— your control number to vote is in the upper left-hand corner of this proxy card.
Phone Call 469-633-0101 within the USA, US territories and Canada.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A.          Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	01 — Michael R. Morrisett	02 — Vice Admiral Andrew L. Lewis (Ret.)	03 — J. Kevin Vann

□ Mark here to vote FOR all nominees.	□ Mark here to WITHHOLD vote from all nominees.	□ For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers.	□	□	□	3. To approve the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan.	□	□	□
4. Ratification of Grant Thornton LLP as independent registered public accounting firm for 2023.	□	□	□	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

B.       Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on June 9, 2023. Stockholders may view the proxy statement, this form of proxy and our 2022 Annual Report to Stockholders over the Internet by accessing our website at: https://empirepetroleumcorp.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Empire Petroleum Corporation	+

Annual Meeting – June 9, 2023

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Morrisett and Stephen L. Faulkner, Jr., and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Empire Petroleum Corporation to be held on the 9th day of June, 2023, at 9:00 a.m., local time, at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side)

C.       Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.
		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	□